SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
ALIGN TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Wednesday, May 18, 2022
10:00 a.m. Mountain Standard Time
TO OUR STOCKHOLDERS:

The 2022 Annual Meeting of Stockholders ("Annual Meeting") of Align Technology, Inc. ("Align" or the "Company") will be webcast virtually on Wednesday, May 18, 2022, at 10:00 a.m. Mountain Standard Time. You may begin accessing the webcast using your personalized link in your confirmation email received after registration and Align stockholders will have the opportunity to listen to the meeting live, submit questions, and vote online.
Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
We are once again pleased to take advantage of the SEC rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while lowering the costs of printing and distributing our proxy materials and reducing the environmental impact of our Annual Meeting. On or about April 5, 2022, we mailed to our beneficial and registered stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. The Notice also contains instructions on how you can request and receive a printed paper copy of the Proxy Statement, Proxy Card and Annual Report.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote via the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card. Voting over the Internet or by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Thank you for your ongoing support of, and continued interest in, Align Technology, Inc.

Sincerely,

ALIGN TECHNOLOGY, INC.

Julie Coletti
Executive Vice President, Chief Legal and Regulatory Officer

Table of Contents

NOTICE OF ANNUAL MEETING		CORPORATE RESPONSIBILITY	58

PROXY STATEMENT SUMMARY	1	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	62
Meeting Agenda and Vote	1
Our Business	2	DELINQUENT SECTION 16(a) REPORTS	64
2021 Performance Highlights	2
Governance Highlights	4	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	65
Fiscal 2021 Executive Compensation Highlights	5

CORPORATE GOVERNANCE	6	PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS	66
Corporate Governance Policies and Practices	6
Role of the Board	7	General Information	66
Board Meetings	7	Q: Why Am I Receiving These Materials?	66
Board and Committee Independence and Qualifications	7	Q. What is Included in These Materials?	66
Board Structure	7	Q: What Information Is Contained in these Materials?	66
Annual Board and Committee Self-Evaluations	7	Q: Why Did I Receive a Notice in the Mail Regarding the Internet Availability of the Proxy Materials Instead of a Paper Copy of the Full Set of Proxy Materials?	66
Board Oversight of Risk Management	8
Committee Oversight	8
Stockholder Communications with the Board	10	Q. How Can I Access the Proxy Materials Over the Internet?	66
		Q: Can I Vote my Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?	66
DIRECTORS	11
Board Composition and Refreshment	11	Q: What Is The Difference Between Holding Shares Directly Or As A Beneficial Owner, In Street Name?	67
Director Nominees	12
Board Diversity Matrix	16	Virtual Annual Meeting Information	67
Director Compensation	16	Q: How Can I Participate in the Annual Meeting?	67
		Q: Why Is the Annual Meeting Only Virtual?	67
EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS	19	Q: How Can I Submit Questions During the Annual Meeting?	67
		Q: What Are the Rules of Procedure for the Annual Meeting?	68
Named Executive Officers	19	Q: Will the List of Stockholders be Available During the Annual Meeting?	68
Executive Summary	20
Our Executive Compensation Program	20	Q: What if I Have Technical Difficulties or Trouble Accessing the Annual Meeting?	68
2021 Stockholder Say-On-Pay Vote	23
How We Implement and Manage Our Executive Compensation	24	Voting Information	68
Severance and Change of Control Arrangements	32	Q: Who Can Vote at the Annual Meeting?	68
		Q: How Do I Vote My Shares During the Annual Meeting?	68
PROPOSAL ONE ELECTION OF DIRECTORS	35	Q: How Can I Vote My Shares Without Participating in the Annual Meeting?	68

PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	36	Q: What if I Don't Give Specific Voting Instructions?	69
		Q: Can I Change or Revoke my Vote?	69
Fees to PricewaterhouseCoopers LLP For 2021 and 2020	37	Q: What Are We Voting on And What Vote is Required to Approve Each Item?	70
Audit Committee’s Policy Of Pre-Approval Of Audit And Permissible Non-Audit Services	37
		Q: What Constitutes a Quorum?	70
		Q: Who Will Bear the Cost of Soliciting Votes for the Annual Meeting?	70
REPORT OF THE AUDIT COMMITTEE OF THE BOARD	38
		Q: Who Will Count the Vote?	71
PROPOSAL THREE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	40	Additional Information	71
		Q: What is Align's Website Address?	71
		Q: Where Can I Find the Voting Results of the Meeting?	71
COMPENSATION COMMITTEE OF THE BOARD REPORT	41	Q: What if Multiple Stockholders Share the Same Address?	71
Summary Compensation Table For Fiscal Year Ended 2021	42	Q: Is There Any Information that I Should Know Regarding Future Annual Meetings?	71
Grants and Plan-Based Awards for Fiscal Year Ended 2021	45
Outstanding Equity Awards At Fiscal 2021 Year End	48
Option Exercises And Stock Vested During Fiscal Year Ended 2021	50	OTHER MATTERS	72

Potential Payment Upon Termination Or Change Of Control	51
Other Compensation Matters	56

ALIGN TECHNOLOGY, INC.
410 N. Scottsdale Rd. Suite 1300
Tempe, AZ 85281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

VIRTUAL MEETING LOGISTICS

ITEMS OF BUSINESS

1	To elect the ten (10) directors named in this proxy statement
2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2022
3	To conduct an advisory (non-binding) vote on executive compensation
4	To consider such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof

IMPORTANT MEETING INFORMATION

Technical Issues
Contact 866-612-8937 (toll-free) or 973-873-7684 (international) for any technical difficulties or trouble accessing the virtual meeting or if you are unable to locate your digital control number.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Meeting Admission
All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Online access will begin at 9:30 a.m. Mountain Standard Time, and we encourage you to join early. To be admitted to the Annual Meeting, stockholders as of the Record Date must register in advance at http://viewproxy.com/aligntech/2022/htype.asp.

Voting
Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet or by telephone. If you received a paper copy of a proxy card by mail, you may submit your proxy for the Annual Meeting by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled, "Voting Information - How do I vote my shares during the Annual Meeting?"

This Notice of Annual Meeting and Proxy Statement and form of proxy are being distributed and made available on the Internet on or about April 5, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 18, 2022. The Proxy Statement and Align Technology, Inc.'s Annual Report on Form 10-K are available electronically at http://www.viewproxy.com/aligntech/2022.
i

PROXY STATEMENT SUMMARY
This summary highlights selected information contained in this proxy statement. It does not contain all the information you should consider and as such we urge you to carefully read the proxy statement in its entirety prior to voting. For additional information, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

MEETING AGENDA AND VOTE

Proposals
Proposal One: Election of Directors				Page 6
The Board of Directors (the "Board") and the Nominating and Governance Committee (the "Nominating Committee") believe that the ten nominated directors (the "Nominees") encompass a range of talent, skill, expertise and diversity of backgrounds and experiences sufficient to provide sound and prudent guidance with respect to Align’s operations and interests and the interests of Align’s stockholders. See Section entitled "Director Nominees" for more information about the Nominees. Each member of our Board is elected annually by majority voting. You are being asked to vote for the election of these ten directors.

Kevin J. Dallas	Joseph M. Hogan	Joseph Lacob	C. Raymond Larkin, Jr.	George J. Morrow

Anne M. Myong	Andrea L. Saia	Greg J. Santora	Susan E. Siegel	Warren S. Thaler

Proposal Two: Ratification of Independent Registered Public Accounting Firm Page 36

Our Board believes the continued retention of PricewaterhouseCoopers LLP is in the best interests of Align and its stockholders. Our Board is submitting the selection of PricewaterhouseCoopers LLP to you for ratification as a matter of good corporate practice. See section entitled "Proposal Two Ratification of Appointment of Independent Public Accountants" for more information about PricewaterhouseCoopers LLP and our Report of the Audit Committee of the Board.

Proposal Three: Advisory Vote on Named Executive Officer Compensation Page 40

Our Board believes an annual advisory vote to approve the compensation of our named executive officers allows our stockholders to provide direct input on our compensation philosophy, policies and practices, and is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on these matters. Accordingly, our Board is requesting that you approve, on an advisory basis, the compensation of our named executive officers. See sections entitled "Executive Compensation" and "Proposal Three Advisory Vote to Approve the Compensation of Our Named Executive Officers" for more information about our named executive officers' compensation.

OUR BUSINESS

Align Technology, Inc. ("We", "Our", "Align") is a global medical device company engaged in the design, manufacture and marketing of Invisalign® clear aligners and iTero® intraoral scanners and services for dentistry, and exocad® computer-aided design and computer-aided manufacturing ("CAD/CAM") software for dental laboratories and dental practitioners. Our products are intended primarily for the treatment of malocclusions, or the misalignment of teeth, and are designed to help dental professionals achieve the clinical outcomes that they expect and the results patients desire.

Our purpose is to transform smiles and change lives, and we are accomplishing this by establishing clear aligners as the principal solution for the treatment of malocclusions, our Invisalign system as the treatment solution of choice by orthodontists, general dental practitioners and patients globally, our intraoral scanners as the preferred scanning technology for digital dental scans, and our exocad CAD/CAM software as the solution of choice for dental labs.

2021 PERFORMANCE HIGHLIGHTS
In 2021, our focus remained on our business strategic priorities.

International Expansion	General Practitioner Adoption	Patient Demand and Conversion	Orthodontist Utilization
Continually increasing our presence globally by making our products available in more markets.	Enabling general dentists to more easily identify, treat and monitor patients.	Making Invisalign a recognized brand name through awareness among consumers, motivating potential patients to seek treatment, reaching more consumers one-on-one and ensuring the best experience with the Invisalign brand.	Continually innovating to increase product applicability and predictability to enable doctors to confidently treat more patients.
As a result of our efforts to achieve our strategic priorities, we set new usage records in 2021. We served our 12 millionth Invisalign clear aligner patient, sold our 68 thousandth iTero scanner and installed our 47 thousandth exocad software license. During 2021, we also shipped 2.5 million Invisalign clear aligner cases, increasing worldwide Invisalign clear aligner volume by 54.8% compared to the prior year. This reflects 51.6% volume growth from our International doctors and 57.6% volume growth from our Americas doctors. Invisalign case submissions from iTero and other intraoral digital scanners increased to 89.1% in the Americas and 80.8% internationally by the fourth quarter of 2021, up from 84.0% and 73.7%, respectively, from the fourth quarter of 2020.

We also set new fiscal records in 2021. Total revenues were $4.0 billion, up 59.9% year-over-year. Clear Aligner revenues were up 54.5% to a record $3.2 billion, compared to 2020 and Imaging Systems and CAD/CAM Services revenues were up 90.4% to a record $705.5 million, compared to 2020. 2021 operating income of $976.4 million was up 152.2% compared to 2020.

Outstanding Year

Net Revenues ($B)	Operating Income ($M)

29.6%	31.4%
5 year CAGR	5 year CAGR

Remarkable Decade

Align Technology, Inc.
500.19 -0.78 -0.16% 2:52:45 PM VWAP:493.20
Daily
High: 729.92 Low: 14.26 Chg: 3,207.40%
800
700
600
500
400
300
200
100
0
10
11
12
13
14
15
16
17
18
19
20
21
Align Technology, Inc. - Total Return

COVID-19 Business Impact

In 2020, the COVID-19 pandemic disrupted our business and the businesses and lives of our customers, their patients and our suppliers in unprecedented ways, requiring us to reevaluate priorities, adapt to new ways of doing business and develop new strategies and plans quickly, and revise them frequently as conditions evolved. The pandemic continued to cause significant volatility and uncertainty in the global and regional economies in 2021, leading to changes in consumer and business behavior, fear and market fluctuations, materials and product shortages and restrictions on business and individual activities.

Overall, even with disruptions from the COVID-19 Delta and Omicron variants in 2021, we delivered a strong year with record revenues in addition to an operating margin that was in line with our guidance for the full year. In 2021, we met our goals and achieved numerous milestones. Globally, we delivered across each of our strategic priorities.

We remain mindful of the ongoing uncertainty surrounding COVID-19 and the challenges it creates. It has become increasingly clear over the last year with the spread of the Delta and Omicron variants, that COVID-19 may never fully go away and may persist in one form or another for the foreseeable future. The reality of “living with COVID” is one that governments, businesses and communities all over the world are beginning to acknowledge and move towards. We are beginning to do the same. The digital transition of the dental industry began before the pandemic and we expect it to continue, supported by our efforts to promote our clear aligners, intraoral scanners, clinical treatment planning and other offerings.

GOVERNANCE HIGHLIGHTS
We recognize the importance of corporate governance as a component of providing long-term stockholder value. Our Board is responsible for ensuring our governance practices are well-designed and appropriate for our business. We continually review and update our corporate governance practices to ensure that our policies are aligned with stockholder interests and corporate governance best practices.

Independence, Accountability and Diversity
•90% of director nominees are independent
•Separate CEO and Independent Chair of the Board roles
•Only independent directors on the Audit, Compensation and Nominating Committees
•Declassified Board and annual election of all directors
•Majority voting in uncontested elections
•Annual performance self-evaluations by our Board and committees
•Diversity of viewpoints, backgrounds, races, national origins, and experiences; 30% of director nominees identify as women
•Nominating Committee oversight of ESG efforts

Best Practices
•Double trigger for all cash compensation arrangements in the event of a change of control for all members of senior management
•Significant stock ownership requirements reviewed annually:
◦CEO - 6x his annual base salary
◦Other senior management - 3x their annual base salaries
◦Non-employee directors - $400,000
•Independent directors meet regularly without management present
•Insider Trading Policy prohibits employees and directors from engaging in short-selling, hedging transactions or pledging Align securities as collateral for loans
•Our Board and each of its committees may retain outside advisors and consultants at their discretion and our expense

Risk Oversight
•Board oversight of our overall risk management infrastructure
•Committee oversight of risks related to each committee's area of responsibility
•Our Board, each of its committees and management actively promote a culture to manage risks as part of our corporate strategy and day-to-day operations
•Dedicated Chief Information Security, Data Privacy and Global Compliance and Ethics Officers responsible for enterprise-wide information security strategy, data privacy, and compliance and ethics policies, standards, processes, technologies and their effectiveness
•Corporate Social Responsibility ("CSR") organization, full-time dedicated Vice President of CSR, a CSR Committee, and defined pillars of our comprehensive CSR program philosophy

FISCAL 2021 EXECUTIVE COMPENSATION HIGHLIGHTS

In 2021, we retained all of the key elements of our successful incentive-focused 2020 senior management compensation program. The program directly tied a substantial portion of the targeted direct compensation of senior management to variable compensation with 93% and 87% of the compensation for our CEO and our other named executive officers ("NEOs"), respectively, being variable. Base salary remained the only fixed direct compensation component, as outlined in the following table.

Component	% of Total Target CEO	% of Total Target Average NEO [1]	Rationale	Key Elements
Fixed / Short-Term	Base Salary	6%	13%	• Provide a fixed, baseline level of compensation that is not contingent upon Align's performance • Attract and retain talent with a competitive level of pay that reflects each executive's experience, role and responsibilities	• Cash
Variable / Short-Term	Annual Cash Incentive Compensation	10%	9%	• Incentivize and reward for achieving and surpassing pre-established financial goals • Reward individual contributions	• Cash Award based primarily on two metrics: • Revenue (60%) • Operating Profit (40%)
Variable / Long-Term	Restricted Stock Units ("RSUs")	18%	17%	• Encourage long-term focus • Provide incentive to grow the value of Align's stock • Reward retention even in the event of a decline in share price • Attract and retain talent	• Equity Award • Annual vesting over four years
Variable / Long-Term	Market Stock Units ("MSUs")	66%	61%	• Encourage long-term focus • Provide incentive to grow the value of Align's stock • Align's interests of executives with stockholders • Attract and retain talent	• Equity Award • 100% vesting after three years, based on the performance of Align's stock compared to the NASDAQ Composite Index during the three-year performance period

Alignment with Stockholder Interest and Company Performance

•Annual cash incentives are capped and subject to challenging performance goals tied to strategic financial goals aimed at increasing stockholder value.
•The majority of senior management compensation is equity-based to align incentives with long-term stockholder value, with 100% performance-based market stock units ("MSUs") comprising 66% of our CEO's 2021 total target compensation and, on average, 61% of the total target compensation of our other NEOs.
•Our non-employee directors, CEO and senior management are required to maintain significant stock ownership positions of $400,000, six times base salary and three times base salaries, respectively.
•2021 stockholder outreach extended to holders of more than 67% of our issued and outstanding stock and included our Executive Vice President, Global Human Resources, our Executive Vice President, Global Finance and Chief Financial Officer, our Executive Vice President, Chief Legal and Regulatory Officer, and our Vice President Corporate Communications and Investor Relations. We were successful in speaking with stockholders representing over 24% of our shares outstanding.

CORPORATE GOVERNANCE

We remain committed to implementing and following high standards of corporate governance, which we believe promotes the success of our business, creates stockholder value and maintains our credibility in the marketplace.

CORPORATE GOVERNANCE POLICIES AND PRACTICES

We have adopted policies and practices that establish the framework by which we govern our business. We maintain a corporate governance page on our website that publishes our policies and practices, including our Global Code of Conduct ("Code"), Corporate Governance Guidelines ("Guidelines"), and the charters for each of the standing committees of our Board. The corporate governance page can be found by clicking on the "Corporate Governance" link in the "Investors" section of our website at www.aligntech.com. The various policies and practices that we maintain and review regularly, including during the fiscal year ended December 31, 2021, foster responsible corporate governance. These policies including the following:

Global Code of Conduct
Our Code emphasizes our ongoing commitment to conducting our business with integrity. Our Code is applicable to our directors, officers and employees. In addition to finding the Code on our website, stockholders may request a free copy in writing directed to Align Technology, Inc., 410 N. Scottsdale Rd., Suite 1300, Tempe, AZ 85281, Attn: Investor Relations or by sending an email to investorinfo@aligntech.com. We will post on our website any amendments to the Code, as well as any waivers required to be disclosed by the rules of the Securities and Exchange Commission ("SEC") or the NASDAQ Stock Market LLC ("NASDAQ").

Global Speak Up Policy
Our Speak Up Policy is designed to encourage current and former directors and employees and third party business partners such as contractors, consultants, suppliers, distributors and even customers to voice their questions and concerns regarding conduct they believe in good faith to be inconsistent with the Code so that we may respond promptly, objectively, fairly and appropriately.

Corporate Governance Guidelines
Our corporate governance practices can be found in our Guidelines, a copy of which is available on our website. Our Guidelines include policies regarding the size and composition of our Board, director qualifications, independence, nominations and elections, director compensation, and leadership development and succession among other topics.

Anti-Hedging and Anti-Pledging	Our Insider Trading Policy prohibits executive officers, directors and employees from engaging in hedging transactions or pledging Align's securities as collateral for loans.
Significant Stock Ownership Guidelines
We maintain meaningful stock ownership guidelines for senior management and non-employee directors as a matter of good corporate governance and to align their interests with those of our stockholders. Each member of senior management and non-employee director has five years after becoming subject to the guidelines to attain the requisite stock ownership. As of December 31, 2021, all such individuals were in compliance with these guidelines. For purposes of this policy, "ownership" includes shares of our common stock directly held or held in trust for the benefit of such director or member of senior management or her or his family member living in the same household and shares of our underlying restricted stock units held directly, whether or not yet vested. "Ownership" does not include vested or unvested options to purchase our common stock or shares underlying unvested market stock units.

Committee Charters
During the year, our Board maintained an Audit Committee, a Compensation Committee, a Nominating Committee and a Technology Committee. Each committee has adopted a written charter that establishes its practices and procedures in accordance with applicable corporate governance rules and regulations. These charters are available on the Investor Relations section of our website located at investor.aligntech.com.

ROLE OF OUR BOARD

Our Board is responsible for reviewing our overall performance, overseeing our management, and assuring the long-term interests of stockholders are being served. To satisfy its duties our Board reviews corporate objectives and strategies, evaluates and approves significant policies and proposed major commitments of corporate resources, and selects, evaluates and provides for the succession of senior management and, subject to oversight by our Nominating Committee, our Board nominates individuals for election at annual stockholder meetings to serve as our directors and elects individuals to fill any vacancies on our Board.

BOARD MEETINGS

Our Board holds meetings at least quarterly, and the committees hold meetings at least annually. In 2021, each director attended at least 75% of the aggregate of the total number of meetings of our Board and the committees on which they each served. Our Board held seven meetings in 2021.

Our Guidelines provide that our independent directors meet in executive session at least twice a year. The independent directors met in executive sessions four times in 2021.

Our Board members are encouraged but not required to attend annual meetings of stockholders. Last year, three directors attended our 2021 annual meeting of stockholders.

BOARD AND COMMITTEE INDEPENDENCE AND QUALIFICATIONS

Our Board has determined that all Board members, other than Mr. Hogan, are independent under applicable rules of NASDAQ.

Our Board has determined that all committee members are independent under applicable NASDAQ and SEC rules for committee memberships, and that each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board also has determined that two of our Audit Committee members qualify as an “audit committee financial expert” as that term is defined under SEC rules.

We support the ongoing development and expansion of knowledge of our directors through regular updates on trends and best practices in areas including governance, compliance, ethics and other topics deemed relevant to the fulfillment of their fiduciary duties and encourage them to attend third party trainings, seminars and workshops for which we reimburse them their expenses.

BOARD STRUCTURE

The roles of CEO and Chair of our Board are separated in recognition of the differences between the two roles. The CEO is responsible for setting our strategic direction and establishing key initiatives after consultation and input from our Board. The CEO furthermore provides our day-to-day leadership and monitors our performance against our initiatives. On the other hand, the Chair of our Board provides guidance to the CEO and, in consultation with the CEO and other members of our Board, sets the agenda for Board meetings and presides over meetings of the full Board. We believe that this separation of duties allows the CEO and Chair of our Board to most efficiently use their time and to most effectively fulfill their respective responsibilities, which are critical to our success. While our Bylaws and Guidelines do not require that the Chair of our Board and CEO positions be separate, our Board believes that having separate positions and having an independent outside director serve as Chair of our Board is the appropriate leadership structure for us at this time.

ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS

To ensure that our Board and its committees are performing effectively and in our best interests and those of our stockholders, our directors perform an annual assessment of our Board and its committees.

BOARD OVERSIGHT OF RISK MANAGEMENT

Management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through its committees, is responsible for overseeing management in the competent and ethical operation of the Company. Our directors take a proactive, focused approach to their responsibilities by setting standards to ensure our business success is achieved through the highest standards of responsibility and ethics.

In its oversight role, our Board must be satisfied that the key risks to our business and operations are identified and prioritized and that the processes implemented by management to respond to those risks are adequate and functioning as designed. As a critical part of this risk oversight role, our Board encourages management to promote a culture that actively promotes risk identification as part of our corporate strategy and day-to-day business operations. Furthermore, our Board encourages full and open communication between it and management. Our Chair of our Board meets regularly with our CEO and other members of senior management to discuss strategy and the risks we face. Senior management, other employees as well as consultants and advisers routinely attend Board meetings and are available to address any questions or concerns raised by our Board on risk management-related and other matters. Our Board regularly receives presentations on strategic matters involving our operations to enable it to understand our risk identification, risk management and risk mitigation strategies. Our Board also holds strategic planning sessions with senior management and other employees as well as consultants and advisers to discuss our strategies, key challenges, and risks and opportunities.

Our Board does not have a standing risk management committee. Rather, it administers its oversight responsibilities directly through the Board as a whole, as well as through the various standing committees that address risks inherent to their respective areas of oversight. Our Board and each of its committees may retain outside advisors and consultants to assist in our oversight. Our Board and each committee may select and use the outside advisors and consultants at their discretion and our expense. When a committee receives a report, the chair of the committee discusses it with the full Board during the committee reports portion of the next Board meeting which enables the entire Board to coordinate the risk oversight function.

COMMITTEE OVERSIGHT

During the year, our Board maintained an Audit Committee, a Compensation Committee, a Nominating Committee and a Technology Committee. Each of the committees assisted our Board with risk management oversight within their areas of responsibility and apprised the full Board of significant matters and management’s response.

Audit Committee Greg J. Santora (Chair) Anne M. Myong Andrea L. Saia Warren S. Thaler 9 meetings in 2021 Audit Committee Report on Page 38
Our Audit Committee assists our Board in areas of financial and investment risks, internal financial controls, cybersecurity, data privacy, crisis preparedness, and legal and regulatory requirements, including those related to our employee benefit plans. Our Audit Committee also reviews, approves and monitors our Code and Speak Up Policy.

Financial Reporting and Audits
Our Audit Committee oversees and monitors our accounting and financial reporting processes, our financial statement audits, our internal accounting and financial controls, and our Internal Audit Department. It is responsible for appointing, compensating, retaining, terminating and overseeing the work of our independent auditors and for reviewing the auditors' proposed scope, approach and independence. Our Audit Committee also establishes procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters.

Compliance and Ethics
Our Audit Committee is responsible for reviewing compliance and ethics risks as well as the steps management takes to understand and mitigate these risks. The Global Compliance and Ethics Officer ("GCEO") is responsible for implementing and maintaining an effective compliance and ethics program, including the Code, Speak Up Policy and other policies, trainings and communications related to key risk areas such as anti-bribery, anti-corruption and ethical interactions with healthcare professionals. The GCEO is responsible for reviewing and assessing the effectiveness of our program against related laws and industry best practices.

Anti-Bribery and Anti-Corruption Compliance
Our Audit Committee oversees and reviews our Global Anti-Bribery and Anti-Corruption ("ABAC") Compliance Program. The Audit Committee receives periodic updates from the GCEO concerning the ABAC Program and related activities. In 2021, the GCEO met with the Audit Committee two times to discuss our ABAC Program.

Cybersecurity
Our Audit Committee is responsible for reviewing cybersecurity risks and the cybersecurity program. It oversees and reviews our cybersecurity, data privacy, and other information technology risks, controls and procedures. To more effectively address the cybersecurity threats posed today, we have a dedicated Chief Information Security Officer ("CISO") who is responsible for leading enterprise-wide information security strategy, policy, standards, process, and technology. Our information security program includes, among other things, vulnerability management, antivirus and malware protection, technology compliance and risk management, encryption, identity and access management, application security, and security monitoring and incident response. In 2021, the CISO met with the Audit Committee four times to discuss our cyber risks and threats.

Data Privacy
Our Audit Committee is responsible for reviewing data privacy risks, controls and procedures as well as steps taken by management to understand and mitigate such risks. Our Audit Committee routinely receives updates on data privacy risks we face and recommends actions to mitigate those risks. We have various technical, administrative, and physical safeguards in place to help protect against unauthorized access to, use, or disclosure of the customer, consumer, and patient information and data we collect and store. We have dedicated privacy experts who advise the business on privacy risks and assesses the effectiveness of privacy controls and compliance with various legislative and regulatory requirements. In 2021, the Global Privacy Director met with the Audit Committee three times.

Compensation Committee George J. Morrow (Chair) Anne M. Myong Andrea L. Saia Greg J. Santora 8 meetings in 2021 Compensation Committee Report on Page 41
The Compensation Committee assists our Board to manage risks arising from our compensation policies and practices. It ensures that our compensation programs successfully align the interests of employees, including senior management, with those of our stockholders. It reviews and administers all compensation arrangements for senior management and reviews general compensation goals and guidelines for our employees and the criteria for which bonuses are determined. It evaluates the various elements of our compensation programs to avoid encouraging, and to mitigate against, excessive risk taking by promoting behaviors that support sustainable value creation. Additionally, our Compensation Committee retains, oversees, and assesses the independence of our compensation consultants and advisors. In 2021, the charter of our Compensation Committee was amended to specifically empower it to oversee our diversity, equity and inclusion initiatives.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has ever been a member of our senior management or an employee. None of the members of senior management currently serves, or in the past year has served, as a member of the Compensation Committee or director (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of any entity that has one or more members of senior management serving on our Compensation Committee or our Board.

Nominating and Governance Committee Joseph Lacob (Chair) C. Raymond Larkin, Jr. George J. Morrow Susan E. Siegel Warren S. Thaler 4 meetings in 2021
Our Nominating Committee assists our Board to manage risks associated with Board membership and organization as well as long-term and emergency senior management and Board succession planning.

At the request of our Board, our Nominating Committee conducts annual reviews and makes recommendations concerning Board and senior management succession. It evaluates the composition, organization and governance of the Board and its committees and identifies, evaluates and recommends nominees to the Board. Our Nominating Committee develops and recommends corporate governance principles applicable to Align and is responsible for the assessment, analysis and implementation of matters involving ESG initiatives. In 2021, the charter of our Nominating Committee was amended to specifically empower it to oversee our ESG initiatives and disclosures.

Technology Committee Kevin J. Dallas Joseph Lacob Andrea L. Saia Susan E. Siegel Warren S. Thaler 1 meeting in 2021
Our Technology Committee assists our Board to evaluate major technology plans and strategies, including technical and market risks associated with product development and investment. It reviews our technology and development activities and oversees and advises our Board on matters of innovation and technology.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders may communicate directly with our non-management directors by sending an email to Board@aligntech.com. These communications are monitored to ensure appropriate summaries of all received messages are provided to our Board at its regularly scheduled meetings. Where the nature of a communication warrants, our Executive Vice President, Chief Legal and Regulatory Officer may decide to obtain the more immediate attention of an appropriate committee of our Board or a non-management director, senior management or independent advisors. After reviewing stockholder messages, our Board will determine an appropriate response if they deem a response necessary or warranted.

DIRECTORS

Our Board consists of a diverse group of highly qualified leaders in their respective fields, all of whom have senior leadership experience at large domestic and multinational companies. In these positions, they have gained significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. They also have in-depth public company experience serving as executive officers, or on boards of directors and board committees, and have a robust understanding of corporate governance practices and trends. Our Board and Nominating Committee believe the skills, qualities, attributes, and experiences of our directors provide us with business acumen and a diverse range of perspectives to effectively address our evolving needs and represent the best interests of our stockholders.

BOARD COMPOSITION AND REFRESHMENT

Qualifications and Diversity

Our Nominating Committee has specified the following minimum qualifications it believes must be met by a nominee for a position on our Board:

•the highest personal and professional ethics and integrity;
•proven achievement and competence in the nominee's field and the ability to exercise sound business judgment;
•skills and experience that are complementary to those of the existing directors;
•the ability to assist and support management and make significant contributions to our success; and
•an understanding of the fiduciary responsibilities required of a member of our Board, including the commitment of time and energy necessary to diligently carry out those responsibilities.

While we do not have a formal diversity policy for Board membership, our Board seeks directors who represent a mix of backgrounds, skills, and experiences, including candidates of diverse gender, race and ethnicity, that will enhance the quality of its deliberations and decisions. Moreover, our directors have diverse business and professional backgrounds, including experience in finance and accounting, venture capital, medical device, consumer products, technology, brand management and international sales, marketing and operations. Such diversity considerations are discussed by our Nominating Committee in connection with the general qualifications of each potential nominee.

Identifying Nominees

Our Nominating Committee considers candidates for Board membership suggested by our Board, senior management and stockholders. Our Nominating Committee also periodically retains third-party executive search firms to identify independent director candidates. In considering candidates for director nominees, our Nominating Committee generally assembles all information regarding a candidate's background and qualifications. Our Nominating Committee, in its discretion, may designate one or more of its members to interview any candidate. In addition, our Nominating Committee may seek input from senior management or other members of our Board, who may interview any candidate. Our Nominating Committee recommends Nominees on its assessment of the backgrounds, experiences and overall suitability to serve on our Board in accordance with our policy regarding nominations and qualifications of directors.

Under our Guidelines, our Nominating Committee considers candidate recommendations from stockholders holding at least 1% of the total outstanding shares of our common stock continuously for at least 12 months prior to the date they submit their recommendation. Our Nominating Committee will consider persons recommended by our stockholders in the same manner as nominees recommended by our Board, individual board members or senior management. A stockholder may also nominate a person directly for election to our Board at an annual meeting of our stockholders provided their proposal meets the requirements set forth in our Bylaws and the rules and regulations of the SEC related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to our Board at an annual meeting, is described below in the answer to the question, "Is there any information that I should know regarding future annual meetings?"

Board Refreshment

As an innovative technology company in the highly regulated medical device industry, our directors bring considerable experience overseeing sales and marketing, operations, finance and accounting, regulatory and compliance and corporate governance, all practices essential to our success. Since 2017, our Board has added three new independent directors, each of whom has brought valuable and diverse backgrounds and perspectives to our Board overall. Our refreshment process reflects a balanced approach that allows us to benefit from our valued tenured members who know and understand our company, while also seeking new members with experiences that add future value. We are committed to maintaining a Board that blends a diversity of backgrounds with strategic expertise in varying fields who offer perspectives in areas key to our mission, vision and strategic growth and expansion of our business into key domestic and international markets, including technology, cybersecurity, healthcare, life sciences, medical devices, e-commerce, consumer products and manufacturing.

DIRECTOR NOMINEES

Kevin J. Dallas
Director since 2018 | Independent
Technology Committee

Kevin J. Dallas, 58, has served as the President and Chief Executive Officer at Wind River Systems, Inc., a company whose software deploys IoT systems, since 2020. Mr. Dallas previously served as the Corporate Vice President for Cloud & AI Business Development for Microsoft from 1996 to 2020, helping to enable the digital transformation of customers and partners across a range of industries including: connected/autonomous vehicles, industrial IoT, discrete manufacturing, retail, financial services, media and entertainment, and healthcare. Prior to working with Microsoft, he held roles at NVIDIA Corporation and National Semiconductor (now Texas Instruments Inc.) in the U.S., Europe, and the Middle East.

Mr. Dallas earned a B.S.c. degree in Electrical and Electronic Engineering from Staffordshire University, Stoke-on-Trent, Staffordshire, England. He brings to the Board more than 25 years of experience driving digital innovation and growth at technology companies and expertise in the digital transformation of customers and partners.

Joseph M. Hogan
Director and CEO of Align Technology, Inc. since 2015

Joseph M. Hogan, 64, joined Align in June 2015 as President, CEO and as a Director. Before joining Align, Mr. Hogan served as CEO of ABB, a $40 billion global power and automation technologies company based in Zurich, Switzerland. During his five years at ABB, Mr. Hogan oversaw a 25% increase in revenues. Prior to ABB, Mr. Hogan spent 25 years at General Electric (GE) in a variety of executive and management roles, including eight years as CEO of GE Healthcare, where he drove significant geographic and market portfolio expansion and more than doubled revenues from $7 billion to $16 billion.

Mr. Hogan earned his M.B.A. from Robert Morris University and a B.S. in Business and Economics from Geneva College, both in Pennsylvania. He is a proven leader serving as an integral connection between our board of directors and management. He brings to Align significant leadership experience from large public companies, with strategic business, market development and sales acumen, and expertise in strategic and operational aspects of complex, international organizations.

Joseph Lacob
Director since 1997 | Independent
Nominating Committee (C) |Technology Committee

Joseph Lacob, 66, acquired The Golden State Warriors of the National Basketball Association in 2010 and is currently the Managing Partner and CEO of the Warriors. From 1987 to 2018, he was a partner of Kleiner Perkins Caufield & Byers (KPCB), a venture capital firm. Prior to joining KPCB, Mr. Lacob was an executive with Cetus Corporation (now Chiron), FHP International, a health maintenance organization, and Booz, Allen & Hamilton, a management consulting firm.

Mr. Lacob earned an M.B.A. from Stanford University, a Masters in Public Health from the University of California at Los Angeles and a B.S. in Biological Sciences from the University of California at Irvine. He brings to the Board expertise in evaluating and developing strategic opportunities, having overseen hundreds of venture company investments and having been a member of dozens of boards of directors over the years, specifically in the technology, healthcare and life sciences industries and significant financial, strategic investment and mergers and acquisition experience.

Former Directorships ▪Board of Directors, Orexigen Therapeutics

C. Raymond Larkin, Jr.
Chair of the Board since 2006 | Director since 2004 | Independent
Nominating Committee

C. Raymond Larkin, Jr., 73, currently serves as a principal of Group Outcome L.L.C., a merchant banking firm concentrating on medical technologies. Previously, Mr. Larkin was Chairman and CEO at Eunoe, Inc. He also served as a part time Venture Partner at Cutlass Capital, from 2001 to 2007. Prior to Eunoe, Inc, he was President and CEO of Nellcor Puritan Bennett, Inc., a respiratory product company, which grew to nearly $1 billion in revenues during his tenure through the development and introduction of pulse oximetry for patient safety monitoring.

Mr. Larkin earned his B.S. degree in Industrial Management from LaSalle University and served in the United States Marine Corps, rising to the level of Capitan. He brings to the Board significant leadership experience at large public companies, a deep knowledge and authority in the medical device and healthcare fields, extensive public and private company board experience, and strong strategic business development and tactical implementation skills.

Selected Directorships and Memberships ▪Chairman of the Board of directors of Shockwave Medical, Inc. Former Directorships ▪Board of Directors, Orexigen Therapeutics ▪Heartware, Inc.

George J. Morrow
Director since 2006 | Independent
Compensation Committee (C) | Nominating Committee

George J. Morrow, 70, served as the Executive Vice President, Global Commercial Operations (2003-2011) and Executive Vice President of Worldwide Sales and Marketing (2001-2003) at Amgen Inc., a global biotechnology company. From 1992 to 2001, Mr. Morrow held multiple leadership positions at GlaxoSmithKline Inc. and its subsidiaries, including President and Chief Executive Officer of Glaxo Wellcome Inc.

Mr. Morrow earned an M.B.A. from Duke University, an M.S. degree in Biochemistry from Bryn Mawr College and a B.S. degree in Chemistry from Southampton College, Long Island University. He brings to the Board significant leadership experience in sales, marketing and operational global ownership, a valuable understanding of medical device regulatory and compliance, financial, and corporate governance, and expertise in growth driven sales compensation strategies and risk mitigation controls.

Selected Directorships and Memberships ▪Board of Directors, Neurocrine Biosciences Former Directorships ▪Board of Directors, Human Genome Sciences, Inc.

Anne M. Myong
Director since 2019 | Independent
Audit Committee | Compensation Committee

Anne M. Myong, 54, has served as President, eCommerce and Digital for Amyris, Inc. a beauty, health and wellness biotechnology company and previously served at Walmart Global eCommerce (2014-2017) as Senior Vice President and Chief Financial Officer and previously as Senior Vice President, Chief Financial and Administrative Officer, Walmart China Retail. Prior to Walmart, Ms. Myong was Vice President and CFO of Agilent Technologies China.

Ms. Myong earned an M.B.A. from Harvard Business School and a B.B.A. in Computer Information Systems from James Madison University. She brings to the Board extensive experience in global operations, finance and digital transformation with a unique knowledge of international markets, a deep understanding of financial reporting and organizational risks, controls and monitoring, and expertise in consumer products, e-commerce, and developing and delivering industry-transforming technology and innovations.

Selected Directorships and Memberships ▪Goodwill Industries International

Andrea L. Saia
Director since 2013 | Independent
Audit Committee | Compensation Committee | Technology Committee

Andrea L. Saia, 64, previously served as the Global Head of Vision Care (2011-2012) for the Alcon division of Novartis AG, at CibaVision Corporation, a +$2Bio subsidiary of Novartis in a variety of senior leadership roles, including President and CEO (2008-2011), President of Europe, Middle East, and Africa operations (2005-2007), President of the Global Lens Business (2003-2005) and Global Head of Marketing (2002-2003), and in a variety of senior executive roles with Unilever, Procter & Gamble and Revlon.

Ms. Saia earned an M.B.A. from J.L. Kellogg Graduate School of Business and a B.S. in Business Administration from Miami University. She brings to the Board 30 years of global experience within the healthcare, medical device and consumer products industries and expertise in global sales and marketing and strategic business development.

Selected Directorships and Memberships ▪LivaNova PLC ▪Outset Medical, Inc. Former Directorships ▪Board of Directors, Coca-Cola Enterprises, Inc.

Greg J. Santora
Director since 2003 | Independent
Audit Committee (C) | Compensation Committee

Greg J. Santora, 70, served as the CFO (2003-2005) for Shopping.com, a provider of Internet-based comparison-shopping resources. From 1997 through 2002, Mr. Santora was the CFO and Senior Vice President for Intuit Inc., a provider of small business and personal finance software. Prior to Intuit, he spent 13 years at Apple Computer in various senior financial positions.

Mr. Santora earned an M.B.A. from San Jose State University, a B.S. in Accounting from the University of Illinois, and has been a CPA since 1974. He brings to the Board over 35 years of public company major audit firm senior leadership experience, a deep understanding of e-commerce, accounting, and finance, expertise in compliance, financial reporting, and audits, and insight into internal controls and risk mitigation best practices.

Former Directorships ▪Taleo Corporation ▪RetailMeNot, Inc.

Susan E. Siegel
Director since 2017 | Independent
Nominating Committee | Technology Committee

Susan E. Siegel, 61, served as GE’s Chief Innovation Officer (2017-2019) and CEO of GE Ventures & Licensing (2012-2017). Before GE, she was a General Partner at Mohr Davidow Ventures, leading investments in personalized medicine, life sciences & digital health. During the early days of the human genome project, Ms. Siegel led Affymetrix as a director and President, one of the fastest growing genomics companies.

Ms. Siegel earned a M.S. in Biochemistry and Molecular Biology from Boston University Medical School and a B.S. in Biology from the University of Puerto Rico. She brings to the Board extensive experience identifying, funding, pioneering and implementing industry-shifting ideas in the life sciences, biomedical research and healthcare industries.

Selected Directorships and Memberships ▪Board of Directors, Illumina, Inc. ▪Board of Directors, Nevro, Inc. ▪Chairman of the Board, MIT's The Engine ▪Trustee, The Kaiser Family Foundation

Warren S. Thaler
Director since 2004 | Independent
Audit Committee | Nominating Committee | Technology Committee

Warren S. Thaler, 59, has served since 2017 as a consultant to Gund Investment Corporation, an investment firm owned by Gordon Gund, with holdings in real estate as well as public and private equity securities and as its President from 2001 until 2017. Previously, Mr. Thaler served on the boards of privately held companies owned by the Gund family. From 1990 to 2005, Mr. Thaler was on the board of directors of the Cleveland Cavaliers and Gund Arena Company, and from 2001 to 2005, he represented the Cleveland Cavaliers as its Alternate Governor at meetings of the NBA's Board of Governors.

Mr. Thaler earned an M.B.A. from Harvard University and a B.A. from Princeton University. He brings to the Board over 25 years of experience as a senior executive and board member, extensive involvement philanthropic and civic organizations and expertise in business management, operations and M&A. He combines his expertise with significant experience across a broad range of healthcare industries, including dentistry.

Former Directorships ▪Cleveland Cavaliers ▪Gund Arena Company
There are no family relationships between any director and any of our executive officers.

BOARD DIVERSITY MATRIX

The following matrix is provided to illustrate the demographic diversity and tenure distribution of the Nominees to serve on our Board as of March 23, 2022:

	Anne M. Myong	Kevin J. Dallas	Susan E. Siegel	Joseph M. Hogan	Andrea L. Saia	George J. Morrow	C. Raymond Larkin, Jr.	Warren S. Thaler	Greg J. Santora	Joseph Lacob
Part I: Gender Identity
Male		●		●		●	●	●	●	●
Female	●		●		●
Non-Binary
Did Not Disclose Gender
Part II: Demographic Information
African American or Black		●
Alaskan Native or Native American
Asian	●		●
Hispanic or Latino			●
Native Hawaiian or Pacific Islander
White or Caucasian				●	●	●	●	●	●	●
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Information
Tenure	0-9 years (50%)					16+ years (50%)

DIRECTOR COMPENSATION

Our director compensation program is designed both to attract and fairly compensate highly qualified, non-employee directors to represent and act in the best interests of our stockholders, employees, and the communities we serve. For the purpose of determining non-employee director compensation for 2021, our Compensation Committee engaged Compensia to evaluate the competitiveness of our program. Our Compensation Committee considered an overview of the corporate governance environment as well as recent trends and developments relating to director compensation. Our Compensation Committee also specifically considered the amounts payable under, and the various components of, our director compensation program, as well as the aggregate director compensation cost, in comparison to boards of directors of the same group of peer companies it used in determining senior management compensation. (For further details on our peer group, see the discussion of our "Peer Group" in the Compensation Discussion and Analysis section below). The analysis showed that our non-employee director compensation practices were, in aggregate, generally aligned with market norms and emerging best practices. As a consequence of the review, our Compensation Committee determined that no changes were necessary for our 2021 non-employee director compensation program.

Cash Compensation

Our 2021 non-employee directors cash compensation program was as follows and paid in quarterly installments:

Description	Current Fee
Annual Retainer for Board Membership (other than the Chair of our Board)	$50,000
Annual Retainer for membership on the Compensation and/or Audit Committee (other than the Chair)	$13,500
Annual Retainer for Chair of the Compensation Committee and/or Audit Committee	$27,000
Annual Retainer for membership on the Nominating Committee (other than the Chair) and/or Technology Committee	$5,000
Annual Retainer for the Chair of Nominating Committee	$10,000
Annual Retainer for the Chair of our Board (1)	$100,000
(1)The Chair of our Board does not receive any compensation for membership on any committee other than the annual retainer.

Equity Compensation

In March 2021, our Compensation Committee approved an annual equity grant of RSUs to our then-current board members (other than Mr. Larkin) having a long-term incentive value equivalent to $300,000. For Mr. Larkin's additional responsibilities as Chair of our Board, the Compensation Committee approved an annual RSU grant of $400,000. The actual number of shares under the RSU awards was calculated using the closing price of our common stock on the date of our 2021 annual meeting of stockholders. Accordingly, on May 19, 2021, each non-employee director other than Mr. Larkin was granted 524 RSUs and Mr. Larkin was granted 699 RSUs based on the closing per share price of our stock on that date of $571.49. Each of these RSU awards vests 100% upon the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the next annual meeting of stockholders following the grant date. Assuming the continued service of each non-employee director, each of these equity awards are expected to vest 100% on May 18, 2022.

Total Compensation

The table below summarizes the compensation paid to our non-employee directors for the year ended December 31, 2021. The compensation of our President and CEO, Joe Hogan, is shown in the Summary Compensation Table of this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Kevin J. Dallas	55,000	299,461	354,461
Joseph Lacob	65,000	299,461	364,461
C. Raymond Larkin, Jr.	100,000	399,472	499,472
George J. Morrow	82,000	299,461	381,461
Anne M. Myong	77,000	299,461	376,461
Thomas M. Prescott(2)	22,917	—	22,917
Andrea L. Saia	82,000	299,461	381,461
Greg J. Santora	90,500	299,461	389,961
Susan E. Siegel	60,000	299,461	359,461
Warren S. Thaler	73,500	299,461	372,961
(1)The amounts reflect the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC Topic 718. There can be no assurance that the grant date fair value amounts will ever be realized. The RSUs are time-based awards and are not subject to performance or market conditions.
(2)Mr. Prescott's tenure as a non-employee director ended at the commencement of our 2021 annual meeting of stockholders on May 19, 2021. The amounts indicated reflect the fees earned and paid to him for his service on our Board in 2021 through the end of his term of office.

The aggregate number of stock awards granted to each non-employee director during the fiscal year ended December 31, 2021 were as follows:

Name	Stock Awards
Kevin J. Dallas	524
Joseph Lacob	524
C. Raymond Larkin, Jr.	699
George J. Morrow	524
Anne M. Myong	524
Andrea L. Saia	524
Greg J. Santora	524
Susan E. Siegel	524
Warren S. Thaler	524

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

This section explains how we compensate our named executive officers (each, a "NEO" and collectively, the "NEOs"), although much of the discussion also applies to all our senior management whose titles are executive vice president and above.

NAMED EXECUTIVE OFFICERS

Our NEOs for fiscal year 2021 include our CEO, CFO and our three other most highly compensated executive officers. They are:

Joseph M. Hogan	John F. Morici	Emory Wright
President and CEO	CFO and Executive Vice President, Global Finance	Executive Vice President, Global Operations

Julie Coletti	Stuart Hockridge
Executive Vice President, Chief Legal and Regulatory Officer	Executive Vice President, Global Human Resources

For more information on our NEO's background and experience, see Item 1, Business, of our Annual Report on Form 10-K filed with the SEC on February 25, 2022.

EXECUTIVE SUMMARY

2021 Executive Compensation	93% of our CEO's total-target annual compensation was at-risk and subject to annual performance goals or tied to the value of our common stock.
87% of our other NEOs' total-target annual compensation, on average, was at-risk and subject to annual performance goals or tied to the value of our common stock.

Based on strong performance against challenging 2021 financial objectives, we achieved a weighted average of 447.8% of our financial targets resulting in our NEOs receiving annual incentive payments (bonuses) of 240% of target award opportunities.

Strong Compensation Pay Practices	Core governance principles and practices are employed to align the compensation of senior management with stockholder interests.
There were no changes to the long-term component of our executive compensation program in 2021.
We continue to carefully manage equity burn rates with our overall equity-based burn rate for 2021 at 0.4% and our adjusted gross burn rate at 0.9%.

Strong Company Performance	Our stock price increased 23.0% in 2021. Our three-year total stockholder return ("TSR") of 213.8% far exceeds the NASDAQ Composite Index three-year TSR of 135.8% and the S&P 500 Index three-year "TSR" of 90.1%.
2021 net revenues were a record $4.0 billion, a 59.9% increase over 2020.
We shipped a record 2.5 million Invisalign cases in 2021, an increase of 54.8% compared to 2020.
2021 operating income was $976.4 million, up 152.2% compared to 2020.
Our cash, cash equivalents and marketable securities as of December 31, 2021, were $1.3 billion, which was primarily driven by strong cash flow from operations of $1.2 billion.

OUR EXECUTIVE COMPENSATION PROGRAM

Our senior management compensation program is designed to provide a balanced mix of cash and equity, annual, and longer-term incentives to encourage corporate strategies and actions that are in the long-term best interests of us and our stockholders. We do this by tying the majority of the compensation paid to our senior management to the achievement of performance goals intended to promote the creation of stockholder value and by designing compensation to attract and retain high-caliber executives in a competitive market for talent.

Our Compensation Committee evaluates the various elements of our compensation programs to avoid encouraging, and to mitigate against, excessive risk taking by promoting behaviors that support sustainable value creation. It annually assesses our compensation programs and believes our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect.

Executive Compensation Philosophy and Core Objectives

The objective of our senior management compensation program is to encourage our corporate leaders to achieve our financial and strategic objectives, thereby creating value for our stockholders. We remain committed to our longstanding compensation philosophy. In designing our compensation program, we adhere to compensation governance best practices, including the following:

Offer competitive compensation	We seek to provide competitive compensation opportunities to attract, retain and incentivize superior talent.
Reward performance
A significant portion of the total target compensation of our NEOs is tied to the achievement of financial and strategic objectives, supporting our pay-for-performance philosophy by directly and substantially linking rewards to achievement of measurable financial targets and a shared set of critical strategic priorities. By also rewarding individual performance, we seek to recognize outstanding individual contributions.

Link the interests of senior management with those of our stockholders
A significant portion of the total target compensation for our NEOs is in the form of long-term equity-based compensation. This structure is designed to focus decision-making and behavior on goals that are consistent with our overall strategy.

Solely Independent Directors	Our Compensation Committee is composed solely of independent directors, and it retains an independent compensation consultant directly.
Annual Say-on-Pay Votes	We submit annual compensation proposals ("say-on-pay") to stockholders for advisory votes, and our Compensation Committee considers the outcome of the votes in making future compensation decisions.

Stock Ownership Guidelines
We maintain meaningful stock ownership guidelines for senior management and non-employee directors as a matter of good corporate governance and to demonstrate that the interests of senior management and non-employee directors are consistent with those of our stockholders. In 2021, each member of senior management other than our CEO was subject to a stock ownership guideline equal to 3x their annual base salaries. Our CEO was subject to a stock ownership guideline equal to 6x his annual base salary.

No "single-trigger" on Cash Compensation
All of our post-employment cash compensation arrangements in the event of a change in control are "double-trigger" arrangements requiring both a change in control and a qualifying termination of employment before any cash payments are paid. In addition, the employment agreements entered into by our CEO, CFO as well as others who join or are promoted to a senior management role after September 2016 provide that such individuals will only receive accelerated vesting of their stock if they are terminated without cause or for convenience within 18 months of a change of control (double trigger).

Annual Compensation-Related Risk Assessment
Our compensation policies are structured to discourage inappropriate risk-taking. There are no guarantees bonuses will be paid under our annual cash bonus incentive program. In 2021, bonus awards were capped at 240% of target in part to discourage excessive risk-taking. The Compensation Risk Assessment located below in this proxy statement describes the Compensation Committee's assessment that the risks arising from our company-wide compensation programs are reasonable, in the best interest of our stockholders, and unlikely to have a material adverse effect on us.

No Hedging or Pledging of Our Stock
Employees may not directly or indirectly engage in transactions intended to hedge or offset the market value of our common stock that they own. In addition, our Insider Trading Policy further prohibits employees from directly or indirectly pledging our common stock as collateral for any obligation.

Carefully Manage Equity Burn Rates
We are committed to carefully managing the dilutive impact of equity compensation awards. Management and our Compensation Committee regularly evaluate share utilization levels by reviewing the dilutive impact of stock compensation. For fiscal 2021, our overall equity-award-based gross burn rate and adjusted gross burn rate were 0.4% and 0.9%, respectively. Gross burn rate is defined as the number of equity awards granted in the year divided by shares outstanding. Adjusted gross burn rate includes a premium applied to full-value shares (i.e., RSUs and MSUs) of 2:1. We do not reprice, buyout or exchange underwater stock options and there is no liberal counting or recycling of shares.

Compensation Committee Discretion	Our Compensation Committee has discretion over annual cash incentive program payouts.
Compensation Program Evaluation and Risk Management

Our Compensation Committee assesses the design features of our senior management and broad-based compensation programs for undesired or unintentional risks of a material nature and to guard against excessive risk-taking. Our Compensation Committee monitors and evaluates our compensation programs to ensure that:

•We provide a balanced mix of cash and equity, annual, and longer-term incentives in order to encourage strategies and actions that are in the long-term best interests of us and our stockholders;
•We set base salaries consistent with employees' responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•We annually assess performance under prior year compensation programs and make adjustments we deem necessary or appropriate in order to mitigate opportunities or motives for excessive risk-taking;
•Based on a review of prior results, we annually review our annual cash incentive plan and establish performance goals for the future that we believe (A) are reasonable in light of past performance and market conditions, and (B) encourage success without encouraging excessive risk-taking to achieve short-term results and, thereby avoid encouraging unnecessary or excessive risk-taking;
•We set annual cash incentive plan performance goals that are company-wide in order to encourage decision-making that is in the best long-term interests of us and our stockholders as a whole;
•We do not employ an “all-or-nothing” approach. Under our annual cash incentive plans, achievement of performance goals at levels below full target goals reduces only the payout related to that goal, not the other goals;
•We cap the amount senior management can receive under our cash incentive compensation plan at a maximum of their targets in order in part to avoid excessive risk-taking; and
•We use a portfolio of equity-based awards for senior management that incentivize performance over a variety of time periods with respect to several balanced goals:
◦RSUs retain value even in depressed markets making it less likely employees will take unreasonable risks to get, or keep, equity grants "in the money;"
◦Performance-based MSUs measure relative stockholder return over a three-year performance cycle, thereby retaining value even if the price of our stock decreases in a market downturn; and
◦Senior management is subject to material share ownership guidelines.

Alignment of Compensation with Performance

We believe our senior management compensation program was instrumental helping us successfully execute our strategic growth drivers and concurrently achieve solid financial performance.

We created long-term, sustained value for our stockholders. Our three-year TSR is 213.8% compared with the three-year NASDAQ Composite Index TSR and S&P 500 TSR of 135.8% and 90.1%, respectively.

We continued to emphasize performance-based pay. Our compensation program is designed to pay more when our financial and strategic performance is robust and less when it is not, providing built-in flexibility in the management of our operating expenses and enabling us to preserve and alter strategic programs when economic conditions are unfavorable or warrant adjustments. A significant portion of the compensation of senior management is variable and tied to the success of our business and the individual performance of each member of senior management. Consistent with this pay-for-performance orientation, we believe that annual cash incentive (bonus) awards and long-term equity compensation should together represent the most significant portion of total target direct compensation. As a result, a larger portion of senior management's total target compensation is at risk relative to that of our employees generally. We believe this is appropriate because the members of senior management bear the greatest responsibility for our results and can exert the greatest influence on our performance. As illustrated by the chart below, in fiscal 2021, approximately 93% of our CEO's total target direct compensation was completely "at-risk" based on our performance against measurable performance objectives.

* Target Total Direct Compensation reflects annual base salary, annual cash incentive opportunity and the grant date fair value of equity awards.
Annual cash incentive awards reflected strong 2021 Corporate performance. Our Compensation Committee seeks to motivate senior management to continuously improve our financial performance and achieve strategic objectives through a cash incentive (bonus) plan that rewards higher performance with increased incentive opportunities. This provides us with a variable expense structure, reducing our compensation costs in challenging times and rewarding achievements when business conditions and results warrant. Based on our strong financial results in 2021, we achieved a weighted average of 447.8% of our financial targets. As a result, the 2021 annual incentive payments to our NEOs were 240% of their 2021 target award opportunity.

Equity awards are tied to the value of our common stock. Value received under our annual equity awards varies based on our stock price performance. In particular, payouts of the market stock units ("MSUs") awarded to senior management vary based on the relative performance of our stock compared to the NASDAQ Composite Index. MSUs granted in 2021 are earned based on our relative stockholder return over a three-year performance period, with 100% of the earned shares vesting at the end of three years. For MSUs granted in February 2018 that vested in February 2021, our stock outperformed the NASDAQ Composite Index by approximately 35.0% during the applicable performance period. As a result, our NEOs who were granted MSUs in February 2018 earned a payout of 204.9% of their February 2018 target awards.

Our CEO was also granted an MSU award in June 2018 ("2018 MSU") that vested in June 2021. During the performance period of the 2018 MSU, our stock outperformed the NASDAQ Composite Index by 111.6% and surpassed the $500 per share highest stock price performance hurdle under the 2018 MSU by $89.53 per share. As a result, Mr. Hogan also earned the maximum allowable payout under the MSU of 300% of his target award.

2021 STOCKHOLDER SAY-ON-PAY VOTE

At our Annual Meeting of Stockholders in May 2021 ("2021 Meeting"), our stockholders were asked to cast a non-binding advisory vote ("say-on-pay") to approve the compensation for our 2020 fiscal year named executive officers ("2020 NEOs"). At the 2021 Meeting, approximately 92% of the votes cast by our stockholders were in support of our "say-on-pay" proposal. Based on the results of this vote and our stockholder outreach, our Compensation Committee believes our stockholders strongly support our approach to NEO and senior management compensation.

Stockholder Outreach and Engagement

Recognizing that stockholders are the owners of Align, we maintain open dialogue outreach programs to actively encourage and welcome feedback from stockholders regarding all aspects of our business, including the outreach program itself. Our engagement is year round and can include members of our Board and various members of senior management, including our CEO, CFO, and other organizational leaders from select internal organizations depending on the circumstances, including Legal, Human Resources, Operations, Sales and Marketing, Product Development and Investor Relations. In return, we use every element of the program to provide stockholders with honest, candid information on the most pressing and relevant issues we face, sharing the rationale for our corporate strategy and the impact of Board oversight in key areas.

In 2021, we adopted a hybrid approach to our engagement strategy that included both in person and virtual events to compensate for ongoing travel and gathering restrictions relating to the COVID-19 pandemic. During the year we reached out to stockholders representing more than 67% of our shares outstanding and were successful speaking with stockholders representing over 24% of our shares outstanding. In addition to attending virtual or in-person investment analyst-sponsored industry conferences, we hosted and webcast an Investor Day in October which drew approximately 350 in-person and virtual attendees from around the globe.

Input from stockholders, analysts and customers is shared internally, including with our Board, to be used in future strategic, operational, compensation and governance decisions, as appropriate. The feedback from stockholders with whom we spoke in 2021 was consistently positive. Stockholders appreciated the opportunity to furnish input on compensation, our proxy proposals and matters of importance to them through our outreach process. A common theme stockholders expressed was gratitude for management's candor regarding the impacts of the pandemic and our efforts to help our employees, customers and suppliers stay safe while mitigating and thereafter recovering from the significant business impacts of pandemic-related shutdowns and closures. Additional topics raised during our outreach included board and CEO succession planning, discussion of ESG matters and our remote working initiatives. Finally, stockholders expressed general satisfaction with the 2020 senior management compensation program, making limited suggestions on ways to better measure long-term overall corporate performance.
Meaningful Compensation and Governance Changes in Response to Stockholder Feedback

In response to ongoing feedback from stockholders, our Board, Nominating Committee and Compensation Committee have carefully considered such feedback and taken action where appropriate. Recent examples include the following:

•Amending the charter of our Nominating Committee to assign Board oversight of ESG efforts and disclosures to our Nominating Committee;
•Amending the charter of the Compensation Committee to assign Board oversight of diversity, equity and inclusion efforts and disclosures to our Compensation Committee;
•Expanding disclosures concerning ESG related matters, including corporate responsibility, sustainability and human capital management, on our website and in our securities filings including, most recently, those set forth in our Annual Report on Form 10-K filed with the SEC on February 25, 2022, and in this proxy statement;

•Forming an ESG committee overseen by key members of senior management to gather data and forming strategies to incorporate ESG principles into our strategic objectives;
•Creating a CSR organization, appointing a full-time dedicated Vice President of CSR, establishing a CSR Committee, and establishing the philosophical pillars of our comprehensive CSR program; and
•Increasing the focus, frequency, and breadth of shareholder engagement in order to ensure we consistently foster relationships and capture suggestions to better understand and address feedback.

HOW WE IMPLEMENT AND MANAGE OUR EXECUTIVE COMPENSATION PROGRAM
The table below specifies the responsible parties and their respective roles in determining our NEOs' compensation:

Responsible Party	Roles and Responsibilities
Compensation Committee	Sets our overall compensation philosophy, which our Board reviews and approves.
Reviews and approves our compensation programs; designs and monitors the execution of these programs.
Reviews and approves all cash-based compensation arrangements for senior management (other than our CEO).
Reviews and recommends to our Board all cash-based compensation arrangements for our CEO.
No member of our Compensation Committee is a former or current officer of Align or any of its subsidiaries. No member of senior management serves as a member of the board or compensation committee of any entity that has one or more members of senior management serving on our Board or Compensation Committee.

Consultant to the Compensation Committee (Compensia, Inc. an independent executive compensation consulting firm retained directly by the Compensation Committee to assist it in performing its responsibilities)

Compensia attends meetings of the Compensation Committee and communicates outside of meetings with its members and management with respect to the design and assessment of compensation packages for senior management. In 2021, Compensia provided the services below on behalf of the Committee:
•Analyzed whether the compensation packages of senior management were consistent with our compensation philosophy and competitive within the market relative to our peer companies;
•Assisted in defining the appropriate peer group of comparable companies;
•Assisted in the design of our compensation programs for senior management and Board members, including discussing evolving compensation trends;
•Reviewed the effectiveness of our compensation programs;
•Provided advice on stock ownership guidelines for senior management and non-employee directors;
•Compiled and provided market data to assist in setting our compensation philosophy, plan parameters and measures;
•Conducted a comprehensive review of Board compensation and provided recommendations to our Compensation Committee and Board regarding non-employee director pay structure; and
•Provided updates on NASDAQ listing standards, Say-on-Pay results, and regulatory developments.
In addition, our Compensation Committee conducted a formal review of Compensia’s independence and is satisfied with the qualifications, performance and independence of Compensia. Compensia performed no other work for us.

Senior Management (Assisted by Company Staff)	Management's role is to advise our Compensation Committee regarding the alignment and weighting of our performance measures under our annual cash incentive program with our overall strategy, the impact of the design of our equity incentive awards on our ability to attract, motivate and retain highly talented executives and the competitiveness of our compensation program. Our CEO plays a significant role in setting the compensation for other NEOs. The CEO conducts performance reviews for the other NEOs and makes recommendations to our Compensation Committee with respect to the other NEOs' compensation. Our Compensation Committee has the discretion to accept, reject, or modify the CEO's recommendations. The CEO leaves the meetings during discussions and deliberations of individual compensation actions affecting him personally. Ultimately all decisions regarding senior management compensation are made by our Compensation Committee or in the case of our CEO's cash compensation, the full Board upon our Compensation Committee's recommendation.
How We Determine Compensation
Competitive Positioning

Within the overall framework of the objectives and principles discussed above, our Compensation Committee exercises its judgment when making senior management compensation decisions. Our Compensation Committee takes into consideration the unique roles played by each member of senior management and seeks to individually tailor their compensation to align their pay based on market compensation data (peer group data and survey data) and other elements, including:

•the scope of the individual's role;
•the individual's experience, qualifications, skills, and performance during the fiscal year (see discussion below under "Role of Individual Performance");
•internal equity; and
•our operational and financial performance.

After reviewing these various competitive positioning factors (none of which is determinative), our Compensation Committee relies upon the judgment of its members to make appropriate adjustments to the compensation of senior management to meet our corporate objectives.

The Use of Market Comparison Data

In connection with our Compensation Committee's continuing assessment of the competitiveness of senior management's pay levels and practices relative to its peers, our Compensation Committee considers compensation data gathered from: (i) a selected peer group of companies, and (ii) published surveys with data from a broader mix of technology and life science companies.

Peer Group. Our Compensation Committee reviews our peer group at least annually and makes adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group. For compensation decisions applicable to fiscal year 2021, our Compensation Committee, with the assistance of Compensia, reviewed and approved a peer group that consists entirely of medical device and technology product companies, which are the industries from which we primarily recruit executive talent. The peer group was chosen based on the following selection criteria:

•Industry - medical device companies and medical technology companies, which are the industries from which we primarily recruit executive talent;
•Market Capitalization - companies with a market capitalization between approximately $4.5 billion and $73.5 billion based upon the companies’ trading ranges at the time of selection which approximated 0.25 to 4.0 times our market capitalization at that time; and
•Revenue - companies with revenue between approximately $800.0 million to $7.2 billion based upon the last four quarters of revenue at the time of selection which approximated 0.3 to 3.0 times our rolling four quarters of revenues at that time.

As a result of its review of the foregoing criteria, our Compensation Committee elected not to make any changes in 2021 to the peer group used for senior management compensation comparisons in 2020. At the time of our Compensation Committee's assessment of potential peers performed in the second quarter of 2020, we compared to the 2021 peer group as follows:

	Revenue ($B)	Market Capitalization ($B)	Market Capitalization as a Multiple of Revenue
Peer Group 50th Percentile	$2.9	$15.5	6.1x
Align	$2.4	$18.4	7.6x
Percentile Rank	29%	58%	57%

Based on its analysis, our Compensation Committee determined that the following peer group constituted an appropriate comparative reference for determining senior management compensation for fiscal year 2021:

Align's 2021 Peer Group
ABIOMED	Hologic	Resmed
Agilent Technologies	IDEXX Labs	Teleflex
Bio-Rad Laboratories	Illumina	The Cooper Companies
Bio-Techne	Intuitive Surgical	Varian Medical Systems
Dentsply Sirona	Masimo	Waters
DexCom	Mettler-Toledo	Zimmer Biomet Holdings
Edwards Lifesciences	PerkinElmer
Reference Peers. Our Compensation Committee also considers the compensation data of other companies as reference peers, which are companies identified by management as key business or labor market comparators. The compensation data of these companies was used for informational purposes only and was not used in setting senior management compensation levels because the financial profiles of these companies are outside the peer group development parameters.

Survey Data. When peer data is unavailable, our Compensation Committee reviews various pay surveys, including the Radford Technology Survey. In addition, our Compensation Committee may review the data separately to understand pay differences, if any, by industry or business segment and to assess whether any changes in pay data from year to year reflect true market trends.

Role of Competitive Data and our Compensation Committee's Discretion. Our Compensation Committee uses the following percentiles of peer group and survey data as reference points for assessing appropriate base salary, target total cash compensation and equity compensation for our executive officers:

Element of Compensation	Target Percentile
Base salary	50th percentile
Target total cash compensation	65th to 75th percentile
Equity compensation	50th to 75th percentile
While we believe that comparisons to market data are useful, our Compensation Committee does not believe it appropriate to establish senior management compensation levels based solely on a comparison to market data. Due to the variations between companies reporting and the roles for which compensation for these companies is ultimately disclosed, directly comparable information is not available from each peer group company with respect to each of our NEOs. In considering market compensation data, our Compensation Committee recognizes that senior management roles at different companies can vary significantly, with different responsibilities and scopes of work, even though they may hold similar titles or nominal positions. Our Compensation Committee therefore uses the market data only as a reference point and incorporates flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment and other subjective elements described in the competitive positioning factors above. After reviewing these various factors, our Compensation Committee relies upon the judgment of its members to adjust senior management compensation below or above these percentile ranges as it deems appropriate.

Role of Company Performance

Our Compensation Committee believes that senior management should be rewarded based on their success as a team. Consistent with this belief, the achievement of shared financial and critical strategic goals, which we describe below under “Annual Cash Incentive Compensation” is the primary factor in determining the amount of cash incentive payments.

Role of Individual Performance

Although our Compensation Committee believes that the largest portion of the total target compensation of each member of senior management should be based on their success as a team and thus based on achievement of shared financial and critical strategic goals, it also believes there should be some ability to reward individual contributions. To evaluate individual performance, our Compensation Committee considers annual individual goals set for each member of senior management. These include shared financial and strategic objectives as well as objectives that are directly related to each individual's specific business function. Except with respect to his own performance, this assessment is based on our CEO's recommendation to our Compensation Committee on how well an individual performed their job, and such assessment is largely (although not exclusively) qualitative, not quantitative, in nature. There is no specific weight given to any one individual goal or objective. This subjective evaluation of the impact of the individual contributions on actual compensation is not a formula-based process resulting in a quantifiable amount of impact, but rather involves the exercise of discretion and judgment. This enables our Compensation Committee to differentiate among individuals and emphasize the link between personal performance and compensation.

The Use of Tally Sheets

Our Compensation Committee uses tally sheets to understand senior management total annual compensation and to provide perspective on wealth accumulation from our compensation programs. Compensation previously paid to each individual, including amounts realized under prior equity-based compensation awards, did not affect our Compensation Committee's compensation decisions for 2021. Our Compensation Committee believes that compensation should reflect an individual's performance and the market value of their services and does not want to create a disincentive for exceptional performance.

The Principal Components of Senior Management Compensation
The principal components of the target total compensation package of each member of senior management are:
•base salary;
•annual cash incentive awards; and
•long-term equity-based incentive grants.

In determining the mix of compensation among these elements, our Compensation Committee does not assign specific ratios. Instead, it typically structures compensation so that a significant portion of the target total direct compensation is "at-risk" or performance-based, with the actual value realized subject to the achievement of short-term or long-term corporate and financial performance goals. In 2021, approximately 93% of our CEO's target total direct compensation was structured as "at-risk" performance-based. The "at-risk" performance-based compensation of our other NEOs was approximately 87% of their target total direct compensation. By linking a significant portion of the compensation payable to each member of senior management to performance, our Compensation Committee emphasized incentive-based variable pay, which is consistent with our pay-for-performance philosophy and creates a strong alignment with long-term stockholder value. In reviewing the equity portfolio for our NEOs for 2021 annual focal awards, our Compensation Committee determined that a mix of 67% MSUs and 33% RSUs closely aligned our NEOs' compensation with the interests of our stockholders.

Base Salary

Base salary is intended to provide a fixed, baseline level of compensation that is not contingent upon our performance. Consistent with our pay-for-performance philosophy, base salaries generally represent a modest proportion of the total compensation opportunity for senior management. In January 2021, our Compensation Committee reviewed the base salaries of our NEOs, comparing these salaries to the base salary levels of companies in our peer group, as well as considering the roles and responsibilities and potential performance of the NEOs and their positioning for other elements of their compensation. After this review, our Compensation Committee made the adjustments to base salary set forth in the table below.

Name	2020 Base Salary	2021 Base Salary	Percentage Increase
Joseph M. Hogan	$1,175,000	$1,235,000	5.1%
John F. Morici	$540,000	$565,000	4.6%
Emory Wright	$480,000	$500,000	4.2%
Julie Coletti	$450,000	$490,000	8.9%
Stuart Hockridge	$440,000	$460,000	4.5%

The base salary of each NEO reflects our significant growth and the role of each NEO in that achievement. In the case of Mr. Hogan, his base salary reflects his position as our most senior executive officer, his successful leadership since joining us as our CEO, our strong performance during his tenure, and recognition of the salary that someone with his proven ability and track record could command in the competitive market.

Annual Cash Incentive Compensation

We use a cash incentive compensation plan to reward senior management, including our NEOs, for achieving and surpassing pre-established financial goals. In December 2020, our Compensation Committee conducted its annual review of our Annual Cash Incentive Award plan ("Bonus Plan"). Based on its review, our Compensation Committee determined that the pool of funds available to pay awards to our senior management for performance in 2021 would continue to be based on the extent to which we met or exceeded predetermined goals under selected financial metrics. Consistent with prior years, the Compensation Committee selected two financial metrics, weighted as identified below, for purposes of funding the overall Bonus Plan pool for 2021:

•Revenue - 60%
•Operating Income - 40%
Considered in the aggregate, our Compensation Committee believes these metrics are strong indicators of our overall performance and our ability to create stockholder value. These measures balance propelling growth while encouraging efficiency and are aligned with our strategic priorities of international expansion, general practitioner ("GP") doctors' adoption, patient demand and conversion and orthodontist utilization.

Achieving Outstanding Results
Our Compensation Committee believes the design of our Bonus Plan has helped us exceed their intended goals and far exceed the results of our peers. The table below provides the five-year compound annual growth rate for our revenue and operating income in comparison to our 2021 peers during the same period, illustrating the significant over performance of our senior management team during the period.
* Varian Medical Systems is excluded due to its acquisition by Siemen Healthineers.
Determining Bonuses. In determining actual bonuses to be awarded to each member of senior management, bonus amounts are adjusted, either up or down, based on each individual's overall performance and contribution to the achievement of our performance goals.

Target Bonus Percentage			x	Individual Performance Factor	x	Company Multiplier			Bonus Payout

Base Salary	x	Target Bonus Percentage		Individual Goals		Net Revenues - 60%	Operating Income - 40%	=

Target Bonus Percentage. The Bonus Plan target award opportunity is the amount of cash incentive compensation that each member of senior management could expect to earn if we achieved our financial and strategic performance goals for the year. The incentive targets for members of senior management were set by our Compensation Committee based on the scope and significance of their roles as our leaders, with our CEO receiving the highest target due to his greater responsibilities. The 2021 target award as a percent of base salary for each member of senior management (other than our CEO) was 70% of base salary, consistent with 2020. Mr. Hogan's 2021 target award opportunity also remained unchanged at 150% of his base salary. In order to appropriately encourage and reward a range of acceptable performance and contributions in fiscal year 2021, our awards were structured so that the actual payout to a member of senior management could be as low as 0% up to a maximum award of 240% of target.

Individual Performance Factor. The Individual Performance Factor reflects our Compensation Committee's assessment of the specific performance of each member of senior management in light of the achievement of their individual goals. There is no specific weight given to any one individual goal or performance criterion. Our Compensation Committee considers the views of our CEO regarding how well each individual performed, and such assessment is qualitative, not quantitative, in nature. The CEO does not provide input regarding his own performance. Individual performance that meets expectations yields a 100% multiplier.

Company Multiplier. The Company Multiplier is the same for all members of senior management. It is determined based on pre-established goals under selected financial targets. Our Compensation Committee reviewed the structure of the Bonus Plan and selected two financial metrics that focused on (1) revenues growth and (2) profitability for purposes of funding the overall pool. Management typically recommends the performance targets for funding the Bonus Pool based on our annual operating plan as well as reference to historical performance and revenue and operating profit growth rates at select comparable medical device companies, but the targets are ultimately approved by our Compensation Committee and reviewed by our Board.

For 2021, our Compensation Committee established 100% Bonus Pool funding based on target revenues of $3,032 million and target operating income of $614 million or 20.3% of revenues.
The table below shows the performance metrics used in 2021 and our level of performance with respect to these metrics.

Measure/Weight	Why do we use this measure?	Target (2021) (in millions)	Achievement (2021) (in millions)	Level of Achievement vs Target	Impact on Company Multiplier
Revenues (1) (2)(60%)	Improvement in this measure aligns with our overall growth strategy	$3,032	$3,953	130%	519%
Operating income (1) (2) (40%)	Directly links incentive payments to profitability and provides incentives to employees (including management) to share in our profitability. Because profitability encompasses both revenues and expense management, the Compensation Committee believes this measure encourages a balanced, holistic approach to managing our business. The Compensation Committee considers operating profit before taxes because management cannot predict or directly affect our taxes or our tax rate.	$614	$976	159%	341%
COMPANY MULTIPLIER:					240%
(1) The target performance and the level of performance at which the funding for that particular financial performance measure will be capped as follows:
•A rating of zero if achievement is below 90% of target. Performance below target automatically reduces only the payout related to that goal, not the other goal, as we want senior management to have the same incentive to achieve other financial goals as well as their individual performance goals even if our performance tracks below the target during the course of the year;
•A rating ranging from 90% to 100% if achievement meets or exceeds the minimum performance level but does not achieve the target performance level; and
•A rating of 101% and above if achievement exceeds the target performance level. Each individual financial metric is uncapped; however, once the Company Multiplier reaches 240% in the aggregate the Bonus Pool is fully funded. Therefore, in the aggregate, the Bonus Pool for our NEOs will not exceed 240% funding.
(2) Our Compensation Committee has the discretion to exclude from Revenues and Operating Income:
•significant and/or extraordinary items not indicative of our core operating performance that are separately stated on our financial statements;
•items identified as non-GAAP in our quarterly earnings announcements; and
•other discrete items as necessary that may result in unintended gain or loss under the Bonus Plan.

Our Compensation Committee believes that the items listed in footnote (2) above are not indicative of our core operating performance. No adjustment was made to our 2021 Bonus Plan results.

Our Compensation Committee believes that the financial metrics performance objectives established represented meaningful improvements over 2020 annual performance for the organization. Finally, our Compensation Committee reserves the right to apply judgment in the final determination of cash incentive awards and can adjust actual results (up or down) to reflect the impact of certain extraordinary items or events to more accurately reflect the overall performance of the management team.

In addition, our Board retains authority to pay additional discretionary bonuses outside the Bonus Plan if warranted by performance not measured under the plan. In 2021, neither our Board nor Compensation Committee authorized any such discretionary bonus payments to our NEOs.

For 2022, our Compensation Committee again selected the same financial metrics (i.e., revenues and operating income) as in previous years and set annual targets similar to the approach it used in previous years.

Awards to the NEOs. Our Compensation Committee awarded the NEOs the cash incentive awards set forth below for 2021 performance. The amounts payable to the NEOs were confirmed by our Compensation Committee after review of our 2021 annual results on January 24, 2022, and the payments were made to our NEOs in accordance with our normal payroll practices on February 4, 2022. These awards are also set forth below in the Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation." Consistent with our philosophy of linking pay to performance and the reduction in the maximum payout potential, our NEOs received cash payouts of 240% of target.

Name	Target Incentive Award (as % of Base Salary)	Target Incentive Award	Company Multiplier	Individual Multiplier	Actual Incentive Award	Actual Award as % of Target
Joseph M. Hogan	150%	$1,852,500	240%	100%	$4,446,000	240%
John F. Morici	70%	$395,500	240%	100%	$949,200	240%
Emory Wright	70%	$350,000	240%	100%	$840,000	240%
Julie Coletti	70%	$343,000	240%	100%	$823,200	240%
Stuart Hockridge	70%	$322,000	240%	100%	$772,800	240%

Long-Term, Equity-Based Incentive Awards

We use equity compensation to align our NEOs' interests with those of our stockholders and to attract and retain high-caliber executives through recognition of anticipated future performance. We determine appropriate grant amounts, if any, by reviewing competitive market data, individual performance assessments and business objectives with our Compensation Committee at least annually.

Award Type	Rationale for 2021 Portfolio
Why RSUs?	We believe RSUs reward retention (even in the event of a decline in the price of our stock) and provide an incentive to grow the value of our stock. In addition, RSUs enable our senior management to accumulate ownership of our stock, which reinforces the alignment of their objectives with those of our stockholders.
Why MSUs?
We believe MSUs provide a consistent value delivery compared to stock options which also aligns the long-term interests of senior management and stockholders by rewarding senior management for our performance measured in relation to other companies over a specified period. The actual number of shares of our common stock issuable under MSUs varies based on over- or under-performance of our stock price compared to the NASDAQ Composite Index during the three-year performance period. For MSUs issued prior to 2021, if our stock under-performs the NASDAQ Composite Index, the percentage at which the MSUs convert into shares of our stock will be reduced from 100%, at a rate of three to one (three-percentage-point reduction in units for each percentage point of under-performance), with a minimum percentage of 0%. This means that no shares will vest if our stock underperforms the NASDAQ Composite by approximately 33 percentage points. If our stock outperforms the NASDAQ Composite Index, the percentage at which the MSUs convert to shares will be increased from 100%, at a rate of three to one (three-percentage-point increase in units for each percentage point of over-performance), up to a maximum percentage of 250%. This means that if our stock outperforms the NASDAQ Composite by 50 percentage points, the maximum number of shares that will vest is 250% of the award amount. For example, if the NASDAQ Composite index increased by 10% over the performance period and our stock price increased by 30% over the performance period, then the number of shares issuable under the MSUs would be 160% of target or (130%-110%)*3=160%. In 2021, the methodology used to determine the actual number of shares was modified by the Compensation Committee. See "Focal Awards Granted February 2021" in the "Grants of Plans Based Awards" table of this proxy statement.

Award Type	Vesting Detail
RSUs	Typically vests over four-years with 25% vesting annually
MSUs	Three-year performance period with vesting, in full, part or not at all, at the end of year three

2021 Awards. In 2021, our Compensation Committee reviewed our MSU program design and concluded that the program design was generally aligned with market. For awards made in 2021, our Compensation Committee set the percentage of "performance-based" equity awards granted to senior management at 67%. Our Compensation Committee calculated the target values for equity awards to achieve this desired mix using a look back price that was based on the 30-trading day average closing price of our common stock for the period ending February 12, 2021. Based on this price per share, the total desired number of targeted shares was determined, then split between time-based RSUs 33% and performance-based market stock units 67%, each rounded down to the nearest whole share.

The table below sets forth the target value and number of shares awarded to the NEOs in fiscal 2021:

Name	Target Value (RSUs)	RSU (Shares)	Target Value (MSUs) (1)	Target MSUs (1) (Shares)
Joseph M. Hogan	$3,166,666	5,649	$6,333,333	11,298
John F. Morici	$766,667	1,367	$1,533,333	2,735
Emory Wright	$600,000	1,070	$1,200,000	2,140
Julie Coletti	$500,000	891	$1,000,000	1,783
Stuart Hockridge	$466,667	832	$933,333	1,664
(1)    The number of MSUs set forth in this column represents the number of shares at target; however, the actual number of shares that may be earned, if any, is determined based on the formula set forth in the MSU Agreement up to a maximum of 250% of the amount of the Target Shares.

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Each NEO is eligible to receive benefits under certain conditions in accordance with their respective employment agreement, RSU or MSU agreements. Each such agreement provides for benefits upon:
•a change of control; and
•termination without cause or for convenience.

In adopting the change of control provisions in these agreements, our Compensation Committee's primary objective was to ensure members of senior management have sufficient security such that they are not biased against a sale of the Company in the event a stockholder favorable merger and acquisition transaction is presented. If we pursue a change of control transaction beneficial to our stockholders, our Compensation Committee believes that senior management's active support of the transaction through closing would be critical to ensuring the success of such a transaction.

The severance benefits are intended to provide consideration for senior management's service to Align and the expected length of time until subsequent employment is secured. The severance provisions also assist in recruiting members of senior management given that their roles tend to carry higher risks.

Our Compensation Committee periodically reviews the terms and conditions of our change of control and severance compensation practices against those of our peers. As industry trends and best practices have evolved over the years, our Compensation Committee modifies its approach to change of control and severance compensation by looking for opportunities to prospectively implement modifications for new members of senior management and for members of senior management with existing agreements when circumstances allow. For instance, in September 2016, our Compensation Committee materially changed our practices regarding change of control benefits. Prior to September 2016, agreements with members of senior management allowed for the acceleration of equity benefits upon a change of control alone ("single trigger"). Beginning in and after September 2016, the change of control acceleration benefits for new members of senior management also requires a termination of employment after a qualifying change of control event ("double trigger").

The amounts that each of our current NEOs would have been entitled to if one of the termination or change of control events mentioned above occurred on December 31, 2021, are set forth in “Potential Payment Upon Termination or Change of Control” below.

Change of Control Only

Though the cash severance amounts payable to Messrs. Hogan, Wright and Hockridge in connection with a change of control are subject to a "double trigger" (meaning to get paid out the cash portion of their change of control arrangement, first there has to be a change of control and then the individual must be terminated without cause or for convenience within a specified period of time of such change of control), Mr. Hogan's RSU and MSU agreements and Messrs. Wright's and Hockridge's pre-September 2016 employment agreements, RSU and MSU agreements include a "single trigger" for these individuals whereby the vesting of equity awards would be accelerated upon a change of control. Mr. Hogan's RSUs and MSUs will vest prorated as of the date a change of control and Messrs. Wright and Hockridge's MSUs will vest prorated as of the date a change of control and the vesting of their RSUs will be accelerated by one year upon a change of control.

With respect to Mr. Morici and Ms. Coletti (as well as any other individual who joins us or is promoted to a senior management position after September 2016), our Compensation Committee eliminated all single trigger severance and equity acceleration provisions. Rather, severance payments and equity acceleration for these members of senior management are subject to "double trigger" arrangements that require both a change of control plus a qualifying termination event before any cash payments are paid or any equity acceleration occurs.

Termination Following a Change of Control

In the event any of the NEOs are terminated without cause or for convenience within 18 months (12 months in the cases of Messrs. Wright and Hockridge) of a change of control ("double trigger"), 100% of all remaining unvested equity awards would be accelerated and a cash severance payment would be made.

Termination Unrelated to a Change of Control

For termination without cause or for convenience unrelated to a change of control, the vesting of equity awards held by Messrs. Wright and Hockridge, is immediately accelerated by one year and a cash severance payment will be made. Messrs. Hogan and Morici and Ms. Coletti (as well as any other individual who joins us or is promoted to a senior management position after September 2016), would receive only a cash severance payment (no equity acceleration) if terminated without cause or for convenience unrelated to a change of control.

Death or Disability

In the event Mr. Hogan's employment terminates as a result of his death or disability, he (or his estate) will immediately vest in 100% of his outstanding 2018 RSU award and 2019 and 2020 RSU and MSU awards.

Other Compensation Arrangements

Welfare and Other Employee Benefits

We maintain a tax-qualified Section 401(k) retirement plan and a company match for all U.S. employees, including members of senior management.

In addition, we provide health and welfare benefits to senior management on the same basis as our full-time employees in the country in which they are resident. These benefits may include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death, basic life insurance coverage, and our employee stock purchase plan. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Senior management may be reimbursed for travel by a non-employee companion (e.g., spouse) to customer events and certain other Company events where appropriate and it is in our interest that the member of senior management have a companion join them. See "Summary Compensation Table" below for more information concerning these perquisites. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it appropriate to assist a member of senior management in the performance of their duties, to make them more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits are approved and subject to periodic review by our Compensation Committee.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017, generally disallows a deduction for federal tax purposes to any publicly traded corporation for any remuneration in excess of $1,000,000 paid in any taxable year to its CEO, CFO and up to three other members of senior management who are among our five most highly compensated executive officers. Prior to amendment, qualifying “performance-based compensation” was not subject to the deduction limitation if specified requirements were met. Under the Tax Cuts and Jobs Act, the performance-based exception has been repealed with respect to federal income taxes. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to compensation provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date. While we consider the deductibility of awards in determining compensation payable to senior management, we also reserve the Compensation Committee’s flexibility to provide one or more covered executive officers with the opportunity to earn compensation that is nondeductible under Section 162(m) when the Compensation Committee believes that such compensation is appropriate to attract and retain executive talent.

PROPOSAL ONE
ELECTION OF DIRECTORS

Our Bylaws provide that our Board will consist of one or more members with the number of directors determined from time to time by resolution of our Board. As of the date of this proxy statement the number of directors is set at ten. On the recommendation of our Nominating Committee, our Board has nominated the ten persons named below for election at the Annual Meeting, each to serve for a one-year term or until a successor is elected or appointed and qualified.

The Board unanimously recommends that you vote "FOR" all of the nominees below
Kevin J. Dallas	George J. Morrow	Greg J. Santora
Joseph M. Hogan	Anne M. Myong	Susan E. Siegel
Joseph Lacob	Andrea L. Saia	Warren S. Thaler
C. Raymond Larkin, Jr.
Information concerning each of the Nominees can be found above in the section entitled "Director Nominees."

In the event a Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the then current Board to fill the vacancy. As of the date of this proxy statement, we are not aware of any Nominee who is unable or will decline to serve as a director.

Our Bylaws state that a Nominee is elected only if she or he receives a majority of the votes cast with respect to her or his election in an uncontested election (that is, the number of shares voted "for" a Nominee must exceed the number of votes cast "against" that Nominee). Each Nominees is currently serving on the Board. If a nominee is not re-elected, Delaware law provides that the director will continue to serve on the Board as a "holdover director." Under our Bylaws and Guidelines, each director submits in advance, a contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect the director. In that situation, our Nominating Committee would make a recommendation to our Board about whether to accept or reject the resignation, or whether to take other action. Our Board would act on the Nominating Committee's recommendation, and publicly disclose its decision and the rationale behind it within 90 days following the date the election results are certified.

You may either vote "For" or "Against" any Nominee you specify, or "Abstain" from voting for any Nominee. Unless marked otherwise, proxies returned to us will be voted for each of the Nominees named above. If you hold your shares through a broker, bank or other nominee holder of record you must instruct your broker, bank or other nominee how to vote your shares so that your vote can be counted for this Proposal One.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NOMINATED FOR ELECTION AT THE ANNUAL MEETING

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee of our Board has selected PricewaterhouseCoopers LLP ("PwC"), independent registered public accountants, to audit our financial statements for the year ending December 31, 2022. In making its recommendation to appoint PwC, our Audit Committee considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining the firm's independence.

Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although stockholder ratification of the selection of PwC as our independent registered public accountants is not required by our Bylaws or any other applicable law, our Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee and Board will reconsider whether or not to retain PwC. Even if the selection is ratified, our Audit Committee, at its discretion, may direct the appointment of a different firm to act as our independent registered public accountants at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Ratification of the selection of PwC requires that the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting vote "FOR" this Proposal Two. An "ABSTAIN" vote will have the same effect as an "AGAINST" vote in this Proposal Two. Unless marked otherwise, proxies returned to us will be voted "FOR" Proposal Two. Discretionary votes by brokers, banks and related agents on this routine proposal will be counted towards the quorum requirement and will affect the outcome of the vote.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2022

FEES TO PRICEWATERHOUSECOOPERS LLP FOR 2021 and 2020
The following table presents fees for professional services rendered by PwC for the audit of our annual financial statements for 2021 and 2020 and fees billed for audit-related services and tax services rendered by PwC for 2021 and 2020:

	2021	2020
Audit fees (1)	$4,194,482	$5,365,206
Audit-related fees (2)	—	—
Tax fees (3)	1,530,564	976,064
All other fees (4)	43,255	10,255
Total fees	$5,768,301	$6,351,525

(1)Audit fees — These are fees for professional services performed for the annual audit of our financial statements and review of financial statements included in our quarterly filings, and services that are normally provided in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.
(2)Audit-related fees — These are fees related to assurance and related services.
(3)Tax fees — These are fees for professional services performed with respect to tax compliance, tax advice and tax planning.
(4)All other fees — These consist of all other fees billed to us for professional services performed and not reported under "Audit fees," "Audit-related fees" and "Tax fees."

AUDIT COMMITTEE'S POLICY OF PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accountants subject to limited discretionary authority granted to our Chief Financial Officer. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accountants and management are required to periodically report to our Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval and the fees for the services performed to date. All PwC services in 2021 and 2020 were pre-approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following is the report of the Audit Committee of the Board of Directors with respect to Align's audited financial statements for the year ended December 31, 2021, which include the consolidated balance sheets of Align as of December 31, 2021 and 2020, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 2021, 2020 and 2019 and the notes thereto.

The Audit Committee of the Board of Directors of Align is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the NASDAQ Stock Market and the SEC. In accordance with the written charter adopted by the Board of Directors of Align, the purpose of the Audit Committee is to assist the Board of Directors in its oversight and monitoring of among other things:

•the integrity of Align's financial statements;
•Align's compliance with legal and regulatory requirements;
•the independent registered public accountant's qualifications, independence and performance;
•the adequacy of Align's internal accounting and financial controls; and
•Align's internal audit department.

The full text of the Audit Committee's charter is available on the Investor Relations section of Align's website (www.aligntech.com). The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC and the NASDAQ listing standards.

In carrying out its responsibilities, the Audit Committee, among other things, is responsible for:
•providing guidance with respect to Align's relationship with the independent auditors, including having responsibility for their appointment, compensation and retention;
•providing guidance with respect to the selection of the audit firm’s lead engagement partner;
•reviewing the results and audit scope;
•approving audit and non-audit services;
•reviewing and discussing with management the quarterly and annual financial reports;
•overseeing and reviewing Align's enterprise risk, privacy and data security; and
•overseeing management's implementation and maintenance of effective systems of internal controls.

The Audit Committee recognizes the importance of maintaining the independence of Align's independent accountants. Each year, the Audit Committee evaluates the qualifications, performance and independence of Align's independent accountants and determines whether to re-engage the current independent accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, as well as its reputation for integrity and competence in the fields of accounting and auditing. Based on this evaluation, the Audit Committee has retained PwC as Align's independent accountants for 2022.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with Align’s management and PwC. The Audit Committee has also discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees" issued by the Public Company Accounting Oversight Board ("PCAOB").

The Audit Committee also has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence and has discussed with PwC its independence. The Audit Committee has concluded that the provision by PwC of non-audit related services is compatible with maintaining the independence of PwC as Align's independent accountants.

Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include Align's audited consolidated financial statements in Align's Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Respectfully submitted by:
AUDIT COMMITTEE
Greg J. Santora, Chair
Anne M. Myong
Andrea L. Saia
Warren S. Thaler

PROPOSAL THREE
ADVISORY VOTE TO APPROVE THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

Our Board believes that an annual advisory vote to approve the compensation of our NEOs allows our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year, and is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on these matters. Accordingly, this year, we are again requesting that you approve, on an advisory basis, the compensation of our NEOs disclosed in the "Compensation Discussion and Analysis," the Summary Compensation table and the related compensation tables, notes and narrative in this proxy statement. Our compensation program is designed to motivate and reward exceptional performance in a straight-forward and effective way, while also recognizing the success of our business. We delivered a strong 2021, achieving numerous financial and operating milestones in the process, including record revenues of $4.0 billion, representing 59.9% year-over-year growth, with Clear Aligner revenues up 54.5% and Imaging Systems and CAD/CAM Services revenues up 90.4% year-over-year. We believe the compensation paid to our NEOs for 2021 appropriately reflects and rewards their contributions to that performance and is aligned with the long-term interests of our stockholders.

We encourage stockholders to read the Compensation Discussion and Analysis, which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2021.

Stockholders are being asked to approve the following resolution at the Annual Meeting:

"RESOLVED, that the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC's executive compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby approved."

As an advisory vote, this proposal is not binding on us, our Board, or our Compensation Committee. However, our Compensation Committee and Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our named executive officers. We expect the next say-on-pay vote will occur at the 2023 Annual Meeting of Stockholders.

You may vote "FOR", "AGAINST," or "ABSTAIN" from voting on this matter. An “ABSTAIN” vote will have the same effect as an “AGAINST” vote for this Proposal Three. Unless marked otherwise, proxies returned to us will be voted “FOR” Proposal Three. If you hold your shares through a broker, bank or other nominee holder of record you must instruct your broker, banker or other nominee how to vote your shares so that your vote can count for this Proposal Three.
OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION COMMITTEE OF THE BOARD REPORT
The following is the report of the Compensation Committee of the Board with respect to the year ended December 31, 2021. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on the Compensation Committee's review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
George J. Morrow, Chair
Anne M. Myong
Andrea L. Saia
Greg J. Santora

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED DECEMBER 31, 2021
The following Summary Compensation Table sets forth certain information regarding the compensation of (i) our President and Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our three next most highly compensated executive officers during fiscal 2021. Information is provided for 2020 and 2019 for Messrs. Hogan, Morici and Wright as required under the rules and regulations of the Securities and Exchange Commission.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Joseph M. Hogan,	2021	1,230,385	15,836,576	4,446,000	78,439	21,591,400
President and Chief Executive Officer	2020	1,171,539	11,621,453	2,115,000	614,297	15,522,289
	2019	1,125,769	13,901,609	3,220,500	21,261	18,269,139
John F. Morici,	2021	563,077	3,833,391	949,200	122,353	5,468,021
Chief Financial Officer and Executive Vice President, Global Finance	2020	536,923	2,582,931	453,600	9,948	3,583,402
	2019	496,923	2,780,400	698,000	9,502	3,984,825
Emory Wright,	2021	498,462	2,999,671	840,000	9,802	4,347,935
Executive Vice President, Global Operations	2020	478,846	2,324,581	403,200	9,608	3,216,235
	2019	463,077	2,471,513	618,000	9,425	3,562,015
Julie Coletti, Executive Vice President, Chief Legal and Regulatory Officer	2021	486,923	2,498,958	823,200	58,734	3,867,815

Stuart Hockridge	2021	458,462	2,332,454	772,800	67,623	3,631,339
Executive Vice President, Global Human Resources

(1)The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculations of these amounts are included in Note 1 - Summary of Significant Accounting Policies, Stock-Based Compensation and Note 12 - Stockholders' Equity (collectively, "Notes 1 and 12") to our audited financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2022. This same method was used for the years ended December 31, 2020 and 2019.
(2)For a further description of the amounts included in this column, please see the paragraph entitled "All Other Compensation" below.

The grant date fair value of the MSU awards reflected in the Stock Awards column and the tables below is computed based on the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost we expect to recognize over the three-year performance period of the award determined as of the grant date under FASB ASC Topic 718. Refer to Notes 1 and 12 for the assumptions used to value the RSU and MSU awards. The amounts shown in the Stock Awards Column and the tables below exclude the impact of estimated forfeitures and there can be no assurance that the grant date fair value amounts will ever be realized.

Name	Fiscal Year 2021 RSUs	Fiscal Year 2021 MSUs
Joseph M. Hogan	$3,385,163	$12,451,413
John F. Morici	$819,175	$3,014,216
Emory Wright	$641,198	$2,358,473
Julie Coletti	$533,932	$1,965,026
Stuart Hockridge	$498,576	$1,833,878

Assuming that the highest level of performance conditions is achieved, the aggregate fair value of the MSU awards at the grant date is as follows:

Name	Value of Fiscal Year 2021 MSUs Assuming Maximum Performance
Joseph M. Hogan	$31,128,532
John F. Morici	$7,534,989
Emory Wright	$5,896,182
Julie Coletti	$4,912,015
Stuart Hockridge	$4,584,694
Total Compensation
Mr. Hogan's increase in total compensation in 2021 compared to 2020 was primarily due to a higher grant date fair value of his equity awards and larger cash bonus. In 2020, our Compensation Committee revised our bonus plan to focus senior management on a second half recovery from the significant impacts of the COVID-19 pandemic in the second quarter of 2020, partially offset by a decrease in compensation related to his required relocation to Arizona in conjunction with relocation of our corporate headquarters to Tempe, Arizona in January 2021. Total compensation for each of Messrs. Morici, Wright and Hockridge and Ms. Coletti primarily increased in 2021 as a result of those same factors applicable to Mr. Hogan, except that Mr. Wright did not receive relocation benefits in 2021. For additional information regarding the amounts included in the Summary Compensation Table, see "Executive Compensation - Compensation Discussion and Analysis" above.
Stock Awards
Stock awards include time-based RSUs that typically vest over a four-year vesting period, as well as MSUs which are earned based on a comparison of our stock price performance to the NASDAQ Composite index over a three-year performance period and vest at the end of the third year.
Non-Equity Incentive Plan Compensation
The amounts shown in this column represent employee annual incentive award payments and are reported for the year in which they were earned, though they were paid in the following year. The material terms of our incentive cash bonus plan are described under "Compensation Discussion and Analysis – Annual Cash Incentive (Bonus) Compensation" above.
All Other Compensation
The amounts shown in this column and detailed in the table below represent the aggregate dollar amount for each NEO for life insurance and accidental death and dismemberment premiums, our 401(k) matching program, as well as health spending account contributions and reimbursements for medical expenses, relocation expenses and travel companion airfare expenses.

Name	Dollar Value of Life Insurance Premiums	Matching contributions under our 401(k) Plan	Health Spending Account	Medical Expense Reimbursement Plan	Relocation Expenses	Airfare for travel companion(1)
Mr. Hogan	$1,296	$8,700	$—	$2,646	$60,739	$5,058
Mr. Morici	$1,245	$8,700	$—	$—	$112,408	$—
Mr. Wright	$1,102	$8,700	$—	$—	$—	$—
Ms. Coletti	$1,080	$8,700	$—	$—	$48,954	$—
Mr. Hockridge	$1,013	$8,700	$2,000	$—	$55,910	$—
(1) Includes travel cost of $2,810 with the remainder to make the travel cost tax neutral.
Relocation Expenses
Each of our NEOs other than Mr. Wright were required to move to Arizona in connection with the move of our corporate headquarters to Tempe, Arizona in January 2021. The amounts in the table above include employment relocation expenses actually incurred of $33,741, $74,139, $41,498, and $41,070 for Messrs. Hogan, Morici,

Hockridge and Ms. Coletti, respectively, with the remainder provided to each to make their relocation expenses tax neutral.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED 2021
The following table shows all plan-based awards granted to the NEOs during 2021 including:
•cash amounts that could have been received in 2021 by our NEOs under the terms of our performance-based cash incentive plan ("CIP"); and
•time-vested RSUs and performance-based MSUs awards granted by the Compensation Committee to our NEOs in 2021 reflected on an individual grant basis.
2021 Grants of Plan-Based Awards

	Type of Award	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Non-equity Incentive	Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair value of Awards ($)
Name				Target ($)	Maximum ($)	Target (#)	Maximum (#)
Joseph M. Hogan	CIP			1,852,500	4,446,000
	RSU	2/20/2021	1/26/2021					5,649	3,385,163
	MSU	2/20/2021	1/26/2021			11,298	28,245		12,451,413
John F. Morici	CIP			395,500	949,200
	RSU	2/20/2021	3/16/2021					1,367	819,175
	MSU	2/20/2021	3/16/2021			2,735	6,838		3,014,216
Emory Wright	CIP			350,000	840,000
	RSU	2/20/2021	1/26/2021					1,070	641,198
	MSU	2/20/2021	1/26/2021			2,140	5,350		2,358,473
Julie Coletti	CIP			343,000	823,200
	RSU	2/20/2021	1/26/2021					891	533,932
	MSU	2/20/2021	1/26/2021			1,783	4,458		1,965,026
Stuart Hockridge	CIP			322,000	772,800
	RSU	2/20/2021	1/26/2021					832	498,576
	MSU	2/20/2021	1/26/2021			1,664	4,160		1,833,878
Approval Date
For each NEO equity grant, our Compensation Committee met on January 26, 2021 to finalize the grant of annual equity awards. Upon approval of the RSU and MSU awards, our Compensation Committee determined that the actual date of grant would be February 20, 2021. This grant date was chosen in order to allow sufficient time for the CEO to notify each NEO and other members of the senior management team of the grant.
Estimated Future Payouts under Non-Equity Incentive Plan Awards
The amounts shown under this column represent the possible dollar payouts the NEOs could have earned for 2021 at target. For 2021, the target cash incentive award for each NEO (other than the CEO) was 70% of their base salary. For our CEO, the target cash incentive award was 150% of his base salary.
For a description of the performance objectives applicable to the receipt of these payments, see "Compensation Discussion and Analysis – Annual Cash Incentive Awards." The actual amount paid to each NEO for 2021 performance is set forth in the Summary Compensation Table above in the column "Non-Equity Incentive Plan Compensation."
•Threshold. There is no threshold performance level. Rather, our financial performance below a specific target automatically reduces only the payout related to that specific goal, not the other goals, because we want senior management to have the same incentive to achieve strategic priorities as well as their individual performance goals even if our financial performance tracks below the target during the course of the year.
•Target. The target amounts assume a corporate performance percentage of 100% and that the NEO received 100% of their target.

•Maximum. The maximum amount a NEO can receive was capped at 240% of their target award opportunity.
Estimated Future Payouts under Equity Incentive Plan Awards
•Focal Awards Granted February 2021. The amounts shown for MSU awards granted in February 2021 represent potential share payouts with respect to MSUs. Each MSU vests over a three-year performance period, with 100% vesting in February 2024. The actual number of shares eligible to vest will be determined based on a comparison of our stock price performance relative to the performance of the constituents of the NASDAQ Composite index over the three-year performance period, up to a maximum of 250% of the number of target shares. The number of shares will vest based on our relative total stockholder return compared to the stock price of the constituents of the NASDAQ Composite index in the period beginning in February 2021 (on the date the performance-based vesting restricted stock units were granted by the Compensation Committee) and ending in February 2024, as follows:

Relative Total Stockholder Return	Shares Subject to the Award that Become Vested
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
90th percentile	250%

Linear interpolation will be used to determine the percentage of the shares subject to the MSU awards that will be earned and vest between each threshold. Payout may not exceed 100% if total shareholder return is less than zero.
•Stock Awards. Stock awards represent grants of RSUs and MSUs under our 2005 Incentive Plan. Since RSUs and MSUs are taxable to each NEO when they vest, the number of shares we issue to each will be net settled of applicable withholding taxes, which we will pay on behalf of each NEO. The RSUs and MSUs will result in payment to the NEO only if the vesting criteria is met and the NEO then sells the stock that has vested. Each RSU granted to our NEOs vests over a four-year period with 25% of the shares vesting each anniversary of the date of grant, with full vesting in four years. Each MSU granted to our NEOs has a three-year performance period. The actual number of shares of our common stock issuable under MSUs varies based on over- or under-performance of our stock price compared to the NASDAQ Composite Index during the performance period.
Grant Date Fair Value
The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of RSUs and MSUs, excluding the effect of estimated forfeitures. Assumptions used in the calculations of MSUs amounts are included in Notes 1 and 12 to our audited financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K filed with the SEC on February 25, 2022. There can be no assurance that the grant date fair value amounts will ever be realized. The RSUs are time-based awards and are not subject to performance conditions. Amounts for MSUs represent the estimate of the aggregate compensation cost to be recognized over the three-year performance period determined as of the grant date. For MSU awards granted in February 2021, the actual number of shares that will be paid out will depend on our stock price performance relative to the performance of the NASDAQ Composite index over the three-year performance period, up to a maximum of 250% of the number of target shares.

Timing of Equity Grants
The Compensation Committee, in consultation with management, our independent auditors and legal counsel, has adopted the following practices on equity compensation awards:
•We do not plan to time, nor have we timed, the release of material non-public information for the purpose of affecting the exercise price of any stock options should we decide to grant stock options again in the future;
•Consistent with the policy described in the bullet point above, all awards of equity compensation for new employees (other than new members of senior management) are made on the first day of the month for those employees who started during the period between the 16th day of the month that is two months prior to the grant date and the 15th day of the month prior to the month of the grant date. For example, May 1, 2021, grants will cover new hires starting between March 16, 2021 and April 15, 2021; and
•Annual incentive grants are made on or about the same day for all employees (including members of senior management); in each of 2021, 2020, and 2019 such date was February 20. The Compensation Committee sets the actual grant date approximately one week following approval of the size of each grant in order to provide management with adequate time to inform each employee individually of their grant.

OUTSTANDING EQUITY AWARDS AT FISCAL 2021 YEAR END
The following table sets forth information regarding outstanding equity awards as of December 31, 2021 for each NEO. All vesting is contingent upon their continued employment with Align. Market values and payout values in this table are calculated based on the closing market price of our common stock of $657.18 per share, as reported on the NASDAQ Global Select Market on December 31, 2021, which was the last trading day of the year.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	F o o t n o t e	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	F o o t n o t e	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph M. Hogan	2,400	(1)	1,577,232
	6,697	(2)	4,401,134
	8,148	(3)	5,354,703
	5,649	(4)	3,712,410
				66,972	(5)	44,012,659
				55,142	(6)	36,238,220
				19,093	(7)	12,547,538
John F. Morici	575	(1)	377,879
	1,339	(2)	879,964
	1,811	(3)	1,190,153
	1,367	(4)	898,365
				13,395	(5)	8,802,926
				12,255	(6)	8,053,741
				4,622	(7)	3,037,486
Emory Wright	525	(1)	345,020
	1,190	(2)	782,044
	1,629	(3)	1,070,546
	1,070	(4)	703,183
				11,907	(5)	7,825,042
				11,030	(6)	7,248,695
				3,616	(7)	2,376,363

Julie Coletti	386	(8)	253,671
	502	(2)	329,904
	640	(9)	420,595
	1,358	(3)	892,450
	891	(4)	585,547
				9,192	(6)	6,040,799
				3,013	(7)	1,980,083

Stuart Hockridge	450	(1)	295,731
	1,042	(2)	684,782
	1,358	(3)	892,450
	832	(4)	546,774
				10,417	(5)	6,845,844
				9,192	(6)	6,040,799
				2,812	(7)	1,847,990

(1)RSUs vest at a rate of 25% of the total number of shares on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on February 20, 2019, February 20, 2020, February 20, 2021, and February 20, 2022

(2)RSUs vest at a rate of 25% of the total number of shares on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on February 20, 2020, February 20, 2021, February 20, 2022, and February 20, 2023.
(3)RSUs vest at a rate of 25% of the total number of shares on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on February 20, 2021, February 20, 2022, February 20, 2023, and February 20, 2024.
(4)RSUs vest at a rate of 25% of the total number of shares on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on February 20, 2022, February 20, 2023, February 20, 2024, and February 20, 2025.
(5)MSUs fully vest on February 20, 2022. Target number of MSUs shown is based on our company’s relative TSR compared to the other companies in the S&P 500 based on prior year performance.
(6)MSUs fully vest on February 20, 2023. Target number of MSUs shown is based on our company’s relative TSR compared to the other companies in the S&P 500 based on prior year performance.
(7)MSUs fully vest on February 20, 2024. Target number of MSUs shown is based on our company’s relative TSR compared to the other companies in the S&P 500 based on prior year performance.
(8)RSUs vest at a rate of 25% of the total number of shares on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on July 20, 2019, July 20, 2020, July 20, 2021, and July 20, 2022.
(9)RSUs vest at a rate of 25% of the total number of shares on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on July 20, 2020, July 20, 2021, July 20, 2022, and July 20, 2023.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDED 2021
The following table provides information concerning the vesting of Stock Awards for each NEO during the fiscal year ended December 31, 2021:

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Joseph M. Hogan	183,346	$107,684,921
John F. Morici	14,390	$8,796,851
Emory Wright	12,017	$7,201,187
Julie Coletti	1,410	$856,563
Stuart Hockridge	11,702	$7,086,546
(1)For each NEO, such number of shares represents the gross number of shares acquired by the NEO on the vesting date; however, because RSUs and MSUs are taxable to the individuals when they vest, the number of shares we issue to each of our NEOs is net of applicable withholding taxes which are paid by us on their behalf.
(2)The value realized on vesting equals the closing price per share of our common stock as reported on the NASDAQ Global Select Market on the vesting date multiplied by the gross number of shares acquired on vesting as described above in note 1.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE OF CONTROL
Each of the tables in this section describes the potential payments upon termination or a change of control for our NEOs. All amounts are estimated based on an assumed triggering date of December 31, 2021, the closing sale price of our common stock of $657.18, on the NASDAQ Global Select Market on December 31, 2021, which was the last trading day of the year, and assuming maximum achievement of MSU performance requirements of 250% of target.
Mr. Hogan
Mr. Hogan serves as our President and CEO pursuant to an employment agreement entered into on April 17, 2015. The employment agreement provides that Mr. Hogan is entitled to an annual target bonus of 150% of his base salary based upon the attainment of performance objectives agreed upon in each fiscal year and established by the Board.

The following table describes the potential payments upon termination or a change of control for Mr. Hogan:

Name	Type of Payment	Payments Upon Involuntary or Good Reason Termination Unrelated to Change of Control	Payments Upon Involuntary or Good Reason Termination Related to a Change of Control	Change of Control Only	Upon Death or Disability
Joseph M. Hogan	Severance Payment	$7,101,250	$7,101,250	$—	$—
	RSUs	—	15,045,479	6,490,803	11,333,069
	MSUs	—	98,813,585	69,920,623	80,251,536
	Health and Welfare Benefits	3,048	3,048	—	—
	Total	$7,104,298	$120,963,362	$76,411,426	$91,584,605
Termination Unrelated to a Change of Control
A termination unrelated to a change of control is a termination that occurs either before or 18 months after the change of control date. In the event Mr. Hogan is terminated other than for cause, death or disability or he resigns for good reason, Mr. Hogan is entitled to a payment (payable in a lump sum) equal to:

(1)twice his then current annual base salary;
(2)the then current year’s target bonus, prorated for the number of days Mr. Hogan has been employed during the year; and
(3)the greater of 150% of the then current year’s target bonus or the prior year’s actual bonus.
Mr. Hogan's employment agreement also provides that we will pay his monthly premium under COBRA until the earliest of 18 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which Mr. Hogan commences new employment.
Change of Control Only
In the event of a change of control, Mr. Hogan will immediately vest in an additional number of shares under all outstanding RSU awards as if he had performed 12 additional months of service. For the purposes of determining the number of MSUs that will vest:

•the performance period shall be deemed to end upon the closing of the change of control in order to determine our stock price performance relative to the NASDAQ Composite index for the purpose of calculating the amount that we have over or underperformed the NASDAQ Composite index (with the MSUs converting into shares of Align stock either being reduced from 100% (in the case of underperformance) or increased from 100% (in the case of over-performance) (the "Performance Multiplier"); and
•our stock price performance will be based on the per share value of our common stock paid to our stockholders in connection with the change of control.
On the date of the change of control, Mr. Hogan will vest in that number of MSUs equal to (A)/36*(X)*(Y) with (A) representing the number of months (including partial months) that have elapsed from the commencement of the performance period through the date of the change of control and (X) representing the total number of MSUs subject to the award and (Y) representing the Performance Multiplier.
Termination Related to a Change of Control
A termination related to a change of control is a termination that occurs within 18 months after the change of control date. If within 18 months after a change of control either Mr. Hogan's employment is terminated other than for cause, death or disability or Mr. Hogan resigns for good reason, he would immediately vest in all outstanding equity awards and receive a payment (payable in a lump sum) equal to:
(1)twice his then current annual salary;
(2)the then current year's target bonus, prorated for the number of days Mr. Hogan has been employed during the year; and
(3)the greater of 150% of the then current year's target bonus or the prior year's actual bonus.

Mr. Hogan's employment agreement also provides that we will pay his monthly premium under COBRA until the earliest of 18 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which Mr. Hogan commences new employment.

Death or Disability

In the event Mr. Hogan's employment terminates as a result of his death or disability, he (or his estate) will immediately vest in 100% of outstanding 2018 RSU award and 2019 and 2020 RSU and MSU awards. On the date of employment termination due to death or disability, the performance period shall be considered closed, and the date of the termination shall be used in order to determine our stock price performance relative to the NASDAQ Composite index for the purpose of calculating the amount that Align has over or underperformed the NASDAQ Composite index.

Conditions to Payment

Prior to receiving any payments upon termination of his employment, Mr. Hogan must execute a general release of all known and unknown claims that he may have against Align and agree not to prosecute any legal action or other proceedings based upon any of such claims. In addition, he has agreed, for a period of one year following termination, not to solicit our employees and has further agreed to be bound by the terms of a confidentiality agreement with us.

Mr. Morici and Ms. Coletti

Mr. Morici serves as our Chief Financial Officer pursuant to an employment agreement entered into on November 7, 2016, and Ms. Coletti serves as our Executive Vice President, Chief Legal and Regulatory Officer pursuant to a similar agreement entered into on May 17, 2019. In determining the terms of their agreements, the Compensation Committee determined that Mr. Morici and Ms. Coletti (as well as any other individual who joins us or is promoted to a senior management position after September 2016) would have a similar form of employment agreement and MSU agreements with severance and change of control provisions described in the table below. Specifically, these updated forms of employment agreement provide only for one year's base salary upon termination by us for convenience unrelated to a change of control which is a termination that occurs either before or 18 months after the change of control date. In addition, in the event of a change of control, the Compensation Committee has determined that all cash severance and equity acceleration is subject to a double trigger as described below. Mr. Morici and Ms. Coletti are not eligible under the terms of their agreements for any additional or accelerated cash or equity compensation solely as a result of a change of control.,

The following table describes the potential payments upon termination or a change of control for Mr. Morici and Ms. Coletti:

Name	Type of Payment	Payments Upon Involuntary or Good Reason Termination Unrelated to Change of Control	Payments Upon Involuntary or Good Reason Termination Related to a Change of Control
John F. Morici	Severance Payment	$565,000	$1,414,100
	RSUs	—	3,346,361
	MSUs	—	21,350,133
	Health and Welfare Benefits	28,497	28,497
	Total	$593,497	$26,139,091

Julie Coletti	Severance Payment	$490,000	$1,211,000
	RSUs	—	2,482,167
	MSUs	—	8,970,508
	Health and Welfare Benefits	8,978	8,978
	Total	$498,978	$12,672,653
Termination Unrelated to a Change of Control
A termination for convenience unrelated to a change of control is a termination that occurs either before or 18 months after the change of control date. Upon such occurrence, the employment agreements of Mr. Morici and Ms. Coletti each provide that if their employment is terminated without cause or if he/she resigns for good reason, he/she will receive one year's base salary.
A Termination Related to a Change of Control
A termination related to a change of control is a termination that occurs within 18 months after the date of a change of control. If within 18 months after a change of control the employment of either Mr. Morici or Ms. Coletti is terminated without cause or they resign for good reason, then they would:
(1)immediately vest in all outstanding equity awards;
(2)receive a lump sum payment equal to:
(a)their then current annual base salary;
(b)their then current year's target bonus, prorated for the number of days they have been employed during the year; and
(c)the greater of their then current year's target bonus or the prior year's actual bonus.

The employment agreements also provide that we will pay their monthly premium under COBRA until the earliest of 12 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which they commence new employment.
Conditions to Payment
Prior to receiving any payments upon termination of employment, Mr. Morici and Ms. Coletti must each execute a general release of all known and unknown claims that they may have against us and agree not to prosecute any legal action or other proceedings based upon any of such claims. In addition, each of Mr. Morici and Ms. Coletti have agreed, for a period of one year following termination, not to solicit our employees and has further agreed to be bound by the terms of a confidentiality agreement with us.

Messrs. Wright and Hockridge

Mr. Wright serves as our Executive Vice President, Global Operations pursuant to an employment agreement entered into on November 8, 2012, and Mr. Hockridge serves as our Executive Vice President, Global Human Resources pursuant to a similar agreement entered into on May 23, 2016. The employment agreements entered into by Messrs. Wright and Hockridge contain similar terms and conditions. Each employment agreement sets forth the base salary, bonus opportunity, equity awards, benefits and the responsibilities of each position in effect at the time of execution of the agreement. In addition, each agreement requires we provide compensation to each of Messrs. Wright and Hockridge in the event of termination of employment or a change of control. The compensation due in the event of the termination of each employment agreement varies depending on the nature of the termination. What is meant by the terms "cause", "good reason" and "change of control" is described more fully at the end of this section under the heading "Employment Agreement Definitions".

Name	Type of Payment	Payments Upon Involuntary or Good Reason Termination Unrelated to Change of Control	Payments Upon Involuntary or Good Reason Termination Related to a Change of Control	Change of Control Only
Emory Wright	Severance Payment	$1,253,200	$1,253,200	$—
	RSUs	1,268,686	2,900,793	1,268,686
	MSUs	12,994,714	18,589,978	12,994,714
	Health and Welfare Benefits	28,497	28,497	—
	Total	$15,545,097	$22,772,468	$14,263,400

Stuart Hockridge	Severance Payment	$1,151,600	$1,151,600	$—
	RSUs	$1,072,299	$2,419,737	1,072,299
	MSUs	$11,083,354	$15,621,170	11,083,354
	Health and Welfare Benefits	$22,049	$22,049	$—
	Total	$13,329,302	$19,214,556	$12,155,653
Termination Unrelated to a Change of Control
A termination for convenience unrelated to a change of control is a termination that occurs either before or 12 months after the change of control date. Upon such occurrence, these employment agreements provide that in the event the employment of Messrs. Wright and Hockridge is terminated without cause or if either resigns for good reason, each will:

(1) immediately vest in an additional number of shares under all outstanding option and RSU awards as if he had performed 12 additional months of service;
(2) in the case of MSUs, the performance period shall be deemed to end upon his employment termination date for the purpose of determining the percentage amount that our stock over or underperformed the NASDAQ Composite index (the "Performance Multiplier"). The Performance Multiplier is calculated as follows:
(i)if our stock under-performs the NASDAQ Composite index, the percentage at which the MSUs convert into shares of our stock will be reduced from 100% at a rate of three to one; and
(ii)if we outperform the index, the percentage at which the MSUs convert to shares will be increased from 100% at a rate of three to one.
Each NEO will then vest in that number of MSUs equal to (A)/36*(X)*(Y) with (A) representing the number of months (including partial months) that have elapsed from the commencement of the performance period through the date of the termination of employment and (X) representing the total number of MSUs subject to the award and (Y) representing the Performance Multiplier. With respect to the MSU awards, from the beginning of the performance period in each of February 2018, 2019, and 2020 until the assumed December 31, 2021 termination date, if we had outperformed the NASDAQ Composite Index by more than 50% for the 2018, 2019 and 2020 grants which resulted in a Performance Multiplier of at maximum of 250% in the calculations set forth in the above table.
(3)each is also entitled to receive a lump sum payment equal to:

(a)his then current annual base salary;
(b)his then current year's target bonus, prorated for the number of days he has been employed during the year; and
(c)the greater of his then current year's target bonus or the prior year's actual bonus.
Each employment agreement also provides that we will pay such NEO's monthly premium under COBRA until the earliest of 12 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which each commences new employment.
Change of Control Only
Each employment agreement with Messrs. Wright and Hockridge provide that in the event of a change of control each will immediately vest in an additional number of shares under all outstanding equity awards as if each had performed 12 additional months of service. For the purposes of determining the number of MSUs that will vest:

•the performance period shall be deemed to end upon the closing of the change of control in order to determine our stock price performance relative to the NASDAQ Composite index for the purpose of calculating the amount that we have over or underperformed the NASDAQ Composite index (with the MSUs converting into shares of Align stock either being reduced from 100% (in the case of underperformance) or increased from 100% (in the case of over performance) at a rate of three to one (the "Performance Multiplier"); and
•our stock price performance will be based on the per share value of our common stock paid to our stockholders in connection with the change of control.
On the date of the change of control, each will vest in that number of MSUs equal to (A)/36*(X)*(Y) with (A) representing the number of months (including partial months) that have elapsed from the commencement of the performance period through the date of the change of control and (X) representing the total number of MSUs subject to the award and (Y) representing the Performance Multiplier.
A Termination Related to a Change of Control
A termination related to a change of control is a termination that occurs within 12 months from the change of control date. The employment agreement with Messrs. Wright and Hockridge provide that, if, within 12 months of a change of control, either's employment is terminated without cause or either resigns for good reason then each will:

(1)immediately vest in all outstanding equity awards; and
(2)be entitled to a payment (payable in a lump sum) equal to:
(a)his then current annual base salary;
(b)his then current year's target bonus prorated for the number of days employed during the year, and
(c)the greater of his then current year's target bonus or the prior year's actual bonus.

In addition, the MSU agreements with each of Messrs. Wright and Hockridge provide that if, within 12 months of a change of control, either's employment is terminated without cause or either resigns for good reason, then each will immediately vest in 100% of all outstanding MSU awards.
Each employment agreement also provides that we will pay their monthly premium under COBRA until the earliest of 12 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which each commences new employment.
Conditions to Payment
Prior to receiving any payments upon termination of employment, Messrs. Wright and Hockridge must execute a general release of all known and unknown claims that either may have against us and agree not to prosecute any legal action or other proceedings based upon any of such claims. In addition, each has agreed, for a period of one year following termination, not to solicit our employees and further agreed to be bound by the terms of a confidentiality agreement with us.

Employment Agreement Definitions

Definition of Cause. In each employment agreement described above, cause means any of the following:
•unauthorized use or disclosure of our confidential information or trade secrets;
•any breach of the employment agreement, the Employee Proprietary Information and Inventions Agreement or the Align Protection Agreement between them and us;
•conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof;
•misappropriation of our assets or any act of fraud or embezzlement by them, or any act of dishonesty by them in connection with the performance of their duties for us that adversely affects our business or affairs;
•intentional misconduct; or
•the individual's failure to satisfactorily perform their duties after having received written notice of such failure and was provided at least thirty (30) days to cure such failure.
Definition of Good Reason. In each employment agreement described above, good reason means the individual's resignation within 90 days of the occurrence of any one or more of the following events:
•their position, authority or responsibilities being significantly reduced;
•their being asked to relocate their principal place of employment such that the commuting distance from their residence prior to the change of control is increased by over 35 miles;
•their annual base salary or bonus being reduced; or
•their benefits being materially reduced.
Definition of Change of Control. In each employment agreement described above, change of control means any of the following:
•a sale of all or substantially all of our assets;
•the acquisition of more than 50% of our common stock by any person or group of persons;
•a reorganization wherein the holders of our common stock receive stock in another company (other than a subsidiary of ours), a merger of us with another company wherein there is a 50% or greater change in the ownership of our common stock as a result of such merger, or any other transaction in which we (other than as the parent corporation) are consolidated for federal income tax purposes or are eligible to be consolidated for federal income tax purposes with another corporation; or
•in the event that the common stock is traded on an established securities market, a public announcement that any person has acquired or has the right to acquire beneficial ownership of more than 50% of our then outstanding common stock, or the commencement of or public announcement of an intention to make a tender offer or exchange offer for more than 50% of our then outstanding common stock.
Other Termination of Employment and Change of Control Arrangements
In addition to the termination of employment and change of control arrangements described above, the Compensation Committee has the authority as Plan Administrator of the 2005 Incentive Plan (as amended) to accelerate the vesting of outstanding equity immediately upon an acquisition or change in ownership or majority of our Board.

OTHER COMPENSATION MATTERS

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization. Compensation rates are benchmarked and set to be market-competitive in the country in which the jobs are performed. We identified the median employee using our employee population on December 31, 2021. As of that date, we had 22,687 employees, of which 1,984 were employed inside the United States, 16,635 (approximately 73% of our global workforce) were employed in one of our manufacturing, technician and commercial operations in Mexico, Costa Rica, China, Germany, Poland or Spain, and the remaining 4,068 employees were employed in 43 other countries.

In identifying the median employee, we excluded 1,037 workers (approximately 4.6% of our workforce) from the following countries: Australia, 94; Austria, 6; Baltics (Lithuania and Latvia), 1; Belgium, 13; Canada, 130; Croatia, 5; Czech Republic, 8; Denmark, 17; Ghana, 12; Hong Kong, 42; Hungary, 1; India, 201; Ireland, 4; Italy, 106; Luxembourg, 1; Morocco, 11; Netherlands, 45; New Zealand, 7; Norway, 5; Portugal, 5; Slovakia, 3; South Korea,

53; Sweden, 8; Taiwan, 55; Thailand, 57; Turkey, 44; United Arab Emirates, 43; and Vietnam, 60. After taking into account the de minimis exemption, 1,984 employees in the United States and 19,666 employees located outside of the United States were considered for identifying the median employee.

We considered actual annual base pay, actual bonus payout, and equity income, for the purposes of determining the median employee. We annualized the salaries for those employees that were hired in 2021. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.

Using this methodology, we determined that our median employee was a CAD Designer 2 working in our treat facility in Costa Rica. In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2021 Summary Compensation Table with respect to each of the NEOs.

Our median employee compensation for a CAD Designer 2 position in Costa Rica in 2021 as calculated using Summary Compensation Table requirements was $13,011. Our CEO’s compensation as reported in the Summary Compensation Table was $21,591,400. Therefore, our CEO to median employee pay ratio is 1,659 to 1.

This information is being provided for compliance purposes. Neither our Compensation Committee nor our senior management used the pay ratio measure in making compensation decisions.

CORPORATE RESPONSIBILITY

Our purpose is to transform smiles and change lives. This is at the heart of who we are as an organization, making us critically aware of the role and impact we have on society as a global corporate citizen. We demonstrate this commitment by improving the world for our employees, customers, their patients and our suppliers.

Achieving our commitment starts by focusing on the needs of the 21 million patients who begin orthodontic treatment every year and the 500 million who can benefit from treatment of their malocclusions but it does not end there. We are driving the evolution in digital dentistry through enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies.

We understand that how we interact with the environment, our employees, customers, patients, suppliers, stockholders and the communities around the globe is fundamental to achieving our purpose and creating value for investors who put their trust in us.

To help us succeed in our efforts we focus on four areas: accountability to, and governance for, ourselves and those we serve; environmental sustainability; maintaining our corporate culture of promoting wellness and development for our employees; and contributing to the communities in which we live and work.

Accountability and Governance Evaluating the impact we have on our employees, our community, our environment and proactively making improvements to create a positive impact
Our Board and senior management realize that for us to fulfill our mission, we must also improve the lives of our employees, customers, suppliers, stockholders and the communities in which we live and work. Conducting our business ethically, transparently and with integrity through open and clear disclosures that foster accountability is the right thing to do. In the long run, our efforts aim to benefit the world in which we live, generate engagement and loyalty from our employees, strengthen our brand, and ultimately increase value for all of our stakeholders.

Operating with integrity includes focusing on environmental, social and governance ("ESG") matters that impact us all. Doing so in ways that align with our strategic growth drivers allows us to also meet the demands placed on us by our stockholders. To that end, we believe that ESG oversight requires time and attention at the highest levels of our organization, starting with our Board and senior management team.

•Our Nominating Committee oversees our ESG initiatives, strategy and disclosures and receives updates at least annually from our CEO or other members of our senior management.
•In 2021, we expanded our ESG program by establishing an ESG Steering Committee comprised of cross-functional members of our Executive Management Committee and other senior leaders to coordinate our global sustainability efforts as we continue to evaluate various sustainability frameworks, ESG topics, materiality thresholds and risks relevant to our business.
•We furthermore amended the charter of our Compensation Committee in 2021 to specifically empower it to oversee our diversity, equity and inclusion initiatives.

Sustainability Recognizing resources are finite and should be used wisely with a view to reducing our environmental impact
We are committed to environmental protection and continuous improvement of all environmental aspects related to our supply-chain, processes, and services. To help us achieve these commitments, we look to integrate sustainability into our business operations and products in ways that help manage our environmental impact, mitigate risk, reduce costs and increase stockholder value.
•EMS. We have implemented an energy management system (EMS) at all of our large manufacturing locations. The system is modeled after the ISO 14001:2015 standard and managed by our Environmental, Health and Safety (EHS) staff.
•Renewable Energy. We have increased investments in onsite photovoltaic solar systems, with new or enlarged installations at four locations and more scheduled for 2022. We entered into agreements to procure renewable electricity for portions of our operations.
•Smart Building. We are bringing operations closer to our customers, including breaking ground on our new manufacturing facility in Wroclaw, Poland that is scheduled to open in 2022. This site is expected to help reduce the costs and impact of transporting raw materials to our facilities and shipping costs to our customers. We are also investing in energy-efficient building designs and controls along with adopting Leadership in Energy and Environmental Design (LEED) principles for all new or modified workspaces, reducing energy usage and greenhouse gas emissions.
•Water Conservation. We have implemented initiatives to conserve water, including outfitting most of our facilities with low-flow toilets and faucet sensors, recycling water for vegetation and grey water use and installing catch basins to collect and use rainwater for operations at our manufacturing location in Juarez, Mexico.
•Waste reduction. We have implemented programs to reduce waste from our operations, including:
◦Implementing product design and manufacturing innovations that have reduced the polymer content used in our aligner fabrication process by almost 50% and the amount of resin used in our aligner molding by 33% since 2016.
◦Expanding the use of intraoral scanners such as our iTero scanners to reduce the need for traditional polyvinyl-siloxane impressions and the mining of the materials used to make those impressions.
◦Separating water from resin waste prior to resin leaving the manufacturing site as hazardous waste.
◦Powering the operations of a strategic third party incinerator using the majority of our scrap and waste generated by our manufacturing processes, significantly reducing the amount of waste sent to landfills.
◦Repurposing most of our scrap and waste plastics generated at our manufacturing location in China for reuse in floor tiles.
◦Redesigning our packaging materials to decrease the impact of our packaging materials.
◦Launching an Invisalign clear aligner recycling program in the U.S. and Brazil that encourages customers and their patients to return used and unused aligners for recycling by TerraCycle®, a global leader in recycling hard-to-recycle materials.
◦Working to eliminate single use plastics in our facilities.
•Responsible Procurement Practices. Our suppliers are essential to all aspects of our business and our supplier relationships are based on trust and shared commitments to ethical and legal conduct. We choose key suppliers that have implemented sustainable business practices to serve our core business processes.
◦We expect our supply partners to follow the highest standards in the industry, such as ISO 14001, and we require our suppliers to adhere to responsible sourcing. We prohibit our suppliers from profiting from the sale of tantalum, tin, tungsten, and gold ("conflict minerals") that funds conflict in the Democratic Republic of the Congo and adjoining countries and require them to source such minerals from socially responsible suppliers.
◦We expect our suppliers to respect human rights and treat others fairly, including complying with labor and employment laws, namely minimum wages, overtime, forced and child labors, not unlawfully confiscating immigration documents, and respecting the rights of individuals to return to their home countries.

Employees Prioritizing our employees' development, wellness and safety, and valuing our employees' differences and perspectives
We believe our success is driven by our openness and willingness to accept those with differing backgrounds, beliefs, perspectives and skills in our workforce. We also strongly believe that the support, safety and well-being of employees is fundamental to our success. We strengthen our organization by creating and following values that honor our employees.

•Authenticity and Integrity. We are committed to a culture in which we conduct our business ethically, responsibly and transparently and have informed our employees of our expectations through well-designed policies and procedures that start with our Code.
•Listening and Empathizing. We encourage active listening and the development of healthy and respectful relationships in which employees can openly and honestly express their thoughts, opinions, hopes and concerns for the betterment of the organization and all its stakeholders. We value our employees' collective voices and as a result conduct annual and periodic surveys. We leverage survey results and comments to seek ways to make positive changes throughout the organization.
•Developing our Talent. We have confidence in our employees and encourage them to own their careers and development utilizing our learnings and development resources. This helps us attract and retain an engaged and productive workforce.
•Balanced and Fair. We welcome differences as opportunities for learning, overcoming challenges and thinking creatively. We serve customers and patients in over 100 countries, making inclusion and diversity essential for our growth. We are committed to building a workforce of diverse cultural backgrounds and life experiences through fair and balanced polities and practices. A variety of employee resources and standards embody our commitment to inclusion and diversity, including our resource groups that focus on the professional development, recruitment and cultural awareness of underrepresented groups.
•Health and Safety. We prioritize the health, safety and well-being of our employees and their families.
◦We have implemented extensive training programs focused on keeping our employees safe while on our premises and while working remotely.
◦We compensate our employees well so they feel financially secure and can in turn contribute to the well-being of their families and the economies and communities in which they live. For instance, we openly committed to our employees at the outset of the COVID-19 pandemic that we would not layoff or furlough any employees, nor would we implement pay cuts or deferrals, and we have honored that commitment.

For further discussions of our diversity and inclusion initiatives as well as our many employee policies, benefits, achievements and awards please see "Human Capital" under Part I, Item 1 (Business) of our Annual Report on Form 10-K filed with the SEC on February 25, 2022.

Community Contributing to the communities in which we live and work by using our talents and resources to provide the most aid and benefit
Contributing to our communities has always played an important role in our culture and the COVID-19 pandemic increased this significantly in 2020 and 2021. While we maintained our overall philanthropic philosophy to support organizations whose visions tie closely to our own - transforming smiles, supporting and educating teens, and advancing technology through research and other partnerships with learning institutions and/or foundations - we also focused on the needs of our communities, employees, customers and their patients, and healthcare workers in general.

To further our mission, we launched our Align Foundation in 2020. The Align Foundation provides a structured means to make monetary donations into a donor-advised fund overseen by Fidelity Charitable, with the flexibility to provide smaller monetary donations, processes to donate our products (Invisalign System treatments and iTero scanners), and organized ways to involve our employees in activities that contribute to worthy causes. We and our employees made significant donations of money, materials and effort in 2021:
•Donated $10 million to the Align Foundation after achieving our 10 million smiles milestone;
•Announced our partnership with Benevity, a corporate purpose platform, to further transform our workplace, culture and the communities where we live and work by offering one location for volunteer and donation initiatives;
•Donated $1 million to Operation Smile, an international medical charity that provides free surgeries to children and young adults in more than 60 countries born with cleft lip, cleft palate or other dental and facial conditions. Consistent with our mission to transform smiles and change lives, this is a partnership that continues to grow and evolve. To date, we have donated more than $2.5 million, enabling the organization to continue its life-saving work;
•Supported America’s ToothFairy, whose mission is to ensure underserved children in the United States can access dental care and learn about oral health through nonprofit clinics and community partners. In 2021, America’s ToothFairy, with our help, provided over 600,000 children with oral health education and hygiene instruction;
•Donated $80,000 to Sewa International as part of their Help India Fight COVID-19 campaign;
•Held a vaccination campaign over a two-week period to improve access to the COVID-19 vaccine in vulnerable communities in Juarez, Mexico. Over 300 employee volunteers contributed over 15,000 hours leading to 43,803 vaccines provided to those who need it most;
•Donated to Seizing Every Opportunity’s SEO Scholars program, which is a free, eight-year, academic program in the United States that assists low-income public high school students through college - with a 90% college graduation rate; and
•Partnered with universities, dental schools, hospitals, and clinics to support education, leadership and diversity among current and future GP doctors and orthodontists. In 2010, Align instituted a Research Award Program to support clinical and scientific dental research in universities across the globe. Since then, our Research Award Program has funded approximately $2.4 million for research to university faculty devoted to scientific and technological research initiatives that advance patient care and improve the quality of life in the fields of orthodontics and dentistry.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except as otherwise noted in the footnotes to the following table, the information contained in the table below sets forth the beneficial ownership of our common stock as of March 23, 2022 by:

•each stockholder known by us to own beneficially more than 5% of our common stock;
•each of our NEOs as set forth in the summary compensation table of this proxy statement;
•each of our directors; and
•all of our current directors and executive officers as a group (14 persons).

Beneficial ownership is determined based on the rules of the SEC. The column captioned "Total Shares Beneficially Owned" represents the number of shares of our common stock beneficially owned and the number of shares of our common stock subject to RSUs and MSUs that will vest on or before May 22, 2022. The number of shares subject to RSUs and MSUs that will vest on or before May 22, 2022 is listed separately under the column "Number of Shares Underlying RSUs/MSUs vesting on or before May 22, 2022." The beneficial owners listed below do not hold options in our common stock. The shares noted below are not deemed exercisable or vested for purposes of computing the percentage of shares beneficially owned by any other person. "Percentage of Outstanding Shares Beneficially Owned" is based upon 78,805,232 shares of our common stock outstanding as of March 23, 2022. The address for those individuals for which an address is not otherwise provided is c/o Align Technology, Inc., 410 N. Scottsdale Rd. Suite 1300 Tempe, AZ 85281. Unless otherwise indicated, we believe the stockholders listed below have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying RSUs/MSUs vesting on or before May 22, 2022 (1)	Total Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
The Vanguard Group (2)	5,871,579	—	5,871,579	7.5%
BlackRock, Inc. (3)	5,743,160	—	5,743,160	7.3%
Gordon Gund, family members and affiliated entities (4)	4,412,659	—	4,412,659	5.6%
Edgewood Management LLC (5)	4,385,581	—	4,385,581	5.6%
Joseph M. Hogan (6)	169,601	—	169,601	*
John F. Morici	7,529	—	7,529	*
Emory Wright	14,590	—	14,590	*
Julie Coletti	569	—	569	*
Stuart Hockridge	6,279	—	6,279	*
Kevin J. Dallas	3,608	524	4,132	*
Joseph Lacob	155,356	524	155,880	*
C. Raymond Larkin, Jr.	17,190	699	17,889	*
George J. Morrow	17,749	524	18,273	*
Anne M. Myong	2,770	524	3,294	*
Andrea L. Saia	11,758	524	12,282	*
Greg J. Santora	10,349	524	10,873	*
Susan E. Siegel	5,163	524	5,687	*
Warren S. Thaler (7)	75,470	524	75,994	*
All current executive officers and directors as a group (14 persons)	497,981	4,891	502,872	*
 *    Less than 1%
(1)Except as otherwise set forth in the footnotes below, represents shares of common stock that can be acquired upon the vesting and release of restricted stock units on or before May 22, 2022. There are no stock options outstanding that can be exercised to acquire shares of our common stock. This column includes the full amount of RSUs/MSUs that will vest and be released on or before May 22, 2022.

(2)Based on a filing with the SEC on Schedule 13G/A on February 9, 2022 indicating beneficial ownership as of December 31, 2021. Includes shares held by direct and indirect subsidiaries. The mailing address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(3)Based on a filing with the SEC on Schedule 13G/Aon February 3, 2022 indicating beneficial ownership as of December 31, 2021. Includes shares held by direct and indirect subsidiaries. The mailing address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(4)Based on a filing with the SEC on Schedule 13G/A on February 7, 2022 indicating beneficial ownership as of December 31, 2021. Includes shares held in trust for immediate family members and shares held by immediate family members. The mailing address for Gordon Gund is P.O. Box 3599, Battlecreek, Michigan 49016-3599.
(5)Based on a filing with the SEC on Schedule 13G/A on February 14, 2022 indicating beneficial ownership as of December 31, 2021. Includes shares held by advisory clients of Edgewood Management LLC, none of whom are deemed to beneficially own more than 5% of Align's common stock. The mailing address for Edgewood Management LLC is 600 Steamboat Road, Suite 103, Greenwich, Connecticut, 06830.
(6)Includes 1,500 shares held by a member of the household.
(7)Includes 29,092 shares held by Mr. Thaler and 46,378 shares held by The Thaler Family Trust for the benefit of family members as to which Mr. Thaler disclaims beneficial ownership.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during the year ended December 31, 2021, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
REVIEW, APPROVE OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
Our Board has adopted a Global Code of Conduct ("Code") that is applicable to all directors, officers and employees of Align, including our principal executive officer, principal financial officer and controller. Under the Code and pursuant to our other policies and procedures, we encourage our directors, officers and employees to avoid actual or potential conflicts of interest, including by discouraging conducting company business with a relative or significant other, or with a business in which an employee, a relative or significant other is associated in any significant role (each a "Related Party"). If, however, such a Related Party transaction is unavoidable, all employees (other than our directors and executive officers) must fully disclose the nature of the relationship and the transaction to their supervisor, and the Chief Legal and Regulatory Officer must approve in advance the Related Party transaction. If, however:
•the person is a director or member of senior management and they desire to enter into a transaction with a Related Party (as defined above); or
•the person is an employee (other than a director or member of senior management) and they desire to enter into a transaction with a Related Party that the Chief Legal and Regulatory Officer has deemed to be material to Align and is reportable under the rules and regulations of the Exchange Act, the nature of the transaction must be fully disclosed to the Audit Committee of the Board and such transaction must be approved by the Audit Committee.

RELATED PARTY TRANSACTION DISCLOSURE

On February 19, 2021, we entered into a sponsorship agreement with the Golden State Warriors, LLC, pursuant to which the Invisalign brand is the Official Smile Partner of the Golden State Warriors of the National Basketball Association, the Santa Cruz Warriors of the NBA G League and the Golden Guardians, an esports affiliate of the Golden State Warriors. The sponsorship includes an omni-channel activation across television, digital media and social media and a jersey partnership with the Golden Guardians and the Santa Cruz Warriors. Joseph Lacob, a member of our Board, is the Co-Executive Chairman and CEO of Golden State Warriors, LLC. The cost associated with the agreement is in excess of $120,000 per year but is not an amount that is material to us.

ALIGN TECHNOLOGY, INC.
410 N. Scottsdale Rd. Suite 1300
Tempe, AZ 85281
 _______________________________
PROXY STATEMENT FOR THE
2022 ANNUAL MEETING OF STOCKHOLDERS
__________________________________
GENERAL INFORMATION

Q:    Why am I receiving these materials?

A:    We have made these materials available to you via the Internet or delivered paper copies to you by mail in connection with our 2022 Annual Meeting of Stockholders ("Annual Meeting"), which will take place online at 10:00 a.m., Mountain Standard Time, on Wednesday, May 18, 2022. As a stockholder, you are invited to participate in the Annual Meeting via live webcast and vote on the items of business described in this proxy statement.

Q:    What is included in these materials?

A:    The proxy materials include:

•this proxy statement; and
•our 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021 ("Annual Report").

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card for the Annual Meeting. If you received a notice of the Internet availability of the proxy materials instead of a paper copy of the proxy materials, see "How do I vote?" below.

Q:    What information is contained in these materials?

A:    The information in this proxy statement contains important information regarding our Annual Meeting. Specifically, it:

•identifies the proposals on which you are being asked to vote,
•provides information regarding voting procedures at the Annual Meeting,
•discusses our corporate governance policies and practices,
•describes the compensation paid to our directors and certain executive officers, and
•discloses other information that we are required to provide to you under applicable laws and regulations.

Q:    Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

A:    In accordance with rules adopted by the SEC, we are making our proxy materials available over the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials ("Notice") mailed to most of our stockholders describes how you may access and review the proxy materials on the Internet. The Notice also provides instructions as to how you may submit your proxy via the Internet. If you received the Notice by mail and would prefer to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:    How can I access the proxy materials over the Internet?

A:     Our proxy materials are available at http://www.viewproxy.com/aligntech/2022 and will be available during the voting period at www.proxyvote.com.

Q:    Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

A:     No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions as to how to cast your vote.

Q:    What is the difference between holding shares directly or as a beneficial owner, in street name?

A:    Most of our stockholders hold their shares as beneficial owners through a brokerage firm, bank or other nominee. As summarized below, there are some differences between shares held directly (of record) and those owned beneficially.

    Stockholder of Record: If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Limited, then you are considered the "stockholder of record." As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.

    Beneficial Owner: If on the Record Date your shares were held on your behalf in an account with a brokerage firm, bank or other nominee, the brokerage firm, bank or other nominee is considered the stockholder of record of your shares and you are considered the beneficial owner of those shares held in "street name." If you are a beneficial owner, these proxy materials are being forwarded to you by the organization considered the stockholder of record of your shares. As a beneficial owner, you may direct your nominee as to how to vote your shares. Your nominee should have enclosed or provided voting instructions for you to use directing it as to how to vote your shares. Please note that as a beneficial owner, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that is your nominee holding your shares, giving you the right to vote the shares at the Annual Meeting.

VIRTUAL ANNUAL MEETING INFORMATION

Q:    How can I participate in the Annual Meeting?

A:    Our Annual Meeting will again be an entirely virtual meeting conducted via live webcast. The Annual Meeting webcast will begin promptly at 10:00 a.m., Mountain Standard Time, on Wednesday, May 18, 2022. Online access will begin at 9:30 a.m., Mountain Standard Time, and we encourage you to access the Annual Meeting early.

To be admitted to the Annual Meeting, stockholders as of the Record Date must register in advance at http://viewproxy.com/aligntech/2022/htype.asp

• Registered Stockholders: Stockholders who hold shares in their own name or have received a Notice or proxy card must click "Registration for Registered Holders" and enter their name, phone number, Virtual Control Number (found on your Notice or proxy card) and email address.

• "Street name" or Beneficial Stockholders: Stockholders who hold shares through a bank, broker, or other similar agent, must click "Registration for Beneficial Holders" and enter their name, phone number and email, and click submit. Thereafter, please email a copy of your legal proxy or proof of ownership that you obtain from your bank or broker to Virtualmeeting@viewproxy.com. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2022 annual meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://viewproxy.com/aligntech/2022/htype.asp.

Q:    Why is the Annual Meeting only virtual?

A:    For the health and well-being of our stockholders, employees, officers, directors and their families as well as the communities in which we live and work, we have again chosen to conduct the Annual Meeting in a virtual-only meeting format, via live audio webcast. A virtual meeting provides a convenient and efficient means to administer our Annual Meeting while allowing stockholders to safely participate from any location around the world.

Q:    How can I submit questions during the Annual Meeting?

A:    During registration and also the Annual Meeting, you may submit questions pertaining to the business of the Annual Meeting according to instructions to be provided either during registration or the Annual Meeting. At the Annual Meeting, each stockholder will be limited to one question. Questions pertinent to the business of the Annual Meeting will be read aloud and answered, subject to time constraints, after the end of the business portion of the Annual Meeting.

Q:    What are the rules of procedure for the Annual Meeting?

A:    The rules and procedures for the Annual Meeting will be available at http://viewproxy.com/aligntech/2022/htype.asp.

Q:    Will the list of stockholders be available during the Annual Meeting?

A:    During the Annual Meeting, the list of our stockholders of record entitled to vote at the Annual Meeting will be available for viewing by stockholders as of the Record Date upon request, for any purpose germane to the Annual Meeting.

Q:    What if I have technical difficulties or trouble accessing the Annual Meeting?

A:    We will have technicians ready to assist you with any technical difficulties you experience accessing the Annual Meeting. If you encounter any difficulties, please call:

866-612-8937(toll-free)
973-873-7684 (international)

VOTING INFORMATION

Q:    Who can vote at the Annual Meeting?

A:    If you are a stockholder of record or a beneficial owner who owned our common stock at the close of business on March 23, 2022, the record date for the Annual Meeting ("Record Date"), you are entitled to vote at the Annual Meeting. As of the Record Date, 78,805,232 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Q:    How do I vote my shares during the Annual Meeting?

A:    By logging into the webcast, Registered Stockholders will be able to vote electronically on all proposals to be considered at the Annual Meeting. Please note, Beneficial Stockholders must submit a copy of their legal proxy or proof of ownership in advance to Virtualmeeting@viewproxy.com in order to vote their shares during the Annual Meeting.

Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate.

Q:    How can I vote my shares without participating in the Annual Meeting?

A:    Internet. You may vote over the Internet by following the instructions on the Notice. Stockholders who receive printed proxy materials may vote over the Internet by following the instructions on the proxy card. Most of Align’s stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their broker, bank or other nominee. A number of banks and brokerage firms are participating in a program provided through Broadridge Investor Communication Solutions that offers the means to vote their shares through the Internet. If your shares are held in an account with a participating broker or bank, you may grant a proxy to vote those shares via the Internet by contacting the website shown on the instruction form received from your broker or bank. To be counted at the Annual Meeting, your vote must be received by 8:59 p.m. Mountain Standard Time, on May 17, 2022.

    Telephone. Stockholders of record may vote by following the “Vote by Telephone” instructions on their Notice or on their proxy cards until 8:59 p.m. Mountain Standard Time, on May 17, 2022.

    Mail. If you requested printed proxy materials, you can submit your vote by completing, signing and dating the proxy card mailed to you and returning it in the accompanying pre-addressed envelope. Proxy cards must be received prior to the closing of the polls at the Annual Meeting in order for the votes to be recorded.

Q:    What if I don’t give specific voting instructions?

A:    In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN” in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted.

        For the other items of business, you may vote "FOR", "AGAINST" or "ABSTAIN". For these other items of business, if you elect to abstain, the abstention will have the same effect as an "AGAINST" vote.

    If you indicate your choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.

    If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

If you are a beneficial owner and the nominee organization holding your shares does not receive instructions from you as to how to vote those shares, under the rules of various national and regional securities exchanges, that organization may exercise discretionary authority to vote on routine proposals (the ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent public accountants) but may not vote on non-routine proposals (each of the other proposals). We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to a particular proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares entitled to vote and present.

Q:    Can I change or revoke my vote?

A:    You may change your proxy voting instructions at any time before your votes are cast at the Annual Meeting.
If you are a stockholder of record, you may either:
•grant a new proxy bearing a later date by following the instructions provided in the Notice or the proxy card, which will automatically revoke the previous proxy;
•provide written notice of the revocation to:
Corporate Secretary
Align Technology, Inc.
410 N. Scottsdale Rd. Suite 1300
Tempe, AZ 85281
prior to the time we take the vote at the Annual Meeting; or
•participate in the Annual Meeting and vote. Your presence at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request that it be revoked.

If you are a beneficial owner of shares held in street name, you may either:
•timely submit new voting instructions to your broker or other nominee; or
•if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares during the Annual Meeting, participate in the Annual Meeting and vote online.

Q:    What are we voting on and what vote is required to approve each item?

A:    The proposals that will be presented at the Annual Meeting, the vote required for passage of each, our Board's voting recommendations, and the way the vote is calculated for the proposals are as follows:

PROPOSAL	Vote Required	Board's Voting Recommendation	Broker Discretionary Voting Allowed?
Proposal One — To Elect 10 Director Nominees	A nominee must receive more "for" votes than "against" votes and the number of votes "for" must be the majority of the required quorum	FOR	NO

Proposal Two — To Ratify the Appointment of PwC as our Independent Registered Public Accounting Firm for Fiscal Year 2022	Majority of Shares Entitled to Vote and Present in Person or Represented by Proxy	FOR	YES

Proposal Three - To Consider an Advisory Vote to Approve the Compensation of our Named Executive Officers	Majority of Shares Entitled to Vote and Present in Person or Represented by Proxy	FOR	NO

    We will also consider any other business that properly comes before the Annual Meeting. As of April 5, 2022, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy cards will vote the shares they represent using their best judgment.

Q:    What constitutes a quorum?

A:    A quorum, which is a majority of the outstanding shares of our common stock as of the Record Date, must be present or represented by proxy in order to hold the Annual Meeting and to conduct business. As of the Record Date, 78,805,232 shares of common stock, representing the same number of votes, were outstanding. That means that we need the holders of at least 39,402,616 shares of common stock to be represented for us to have a quorum. Your shares will be counted as present at the Annual Meeting if you attend the Annual Meeting in person. Your shares will be considered present and represented by proxy if you submit a properly executed proxy card or vote via the Internet or by telephone. Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and so are included for purposes of determining whether a quorum is present at the Annual Meeting.

If a quorum is not present at the scheduled time of the Annual Meeting, then either the chair of the Annual Meeting or the stockholders by vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:    We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials, and making the proxy materials and voting options available online and by phone. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, and employees of Align. None of these officers, directors or employees will receive special compensation for such services. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you and establishing and administering the Annual Meeting.

Q:    Who will count the vote?

A:    We expect a representative from Align will tabulate the proxies and act as inspector of the election.

ADDITIONAL INFORMATION

Q:    What is Align’s website address?

A.    Our website address is www.aligntech.com. We make this proxy statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, available on our website in the Investors section, as soon as reasonably practicable after electronically filing such material with the Securities and Exchange Commission (“SEC”).

    This information is also available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that are filed electronically with the SEC. Stockholders may obtain free copies of the documents filed with the SEC by contacting our Investor Relations department by sending a written request to Align Technology, Inc., 410 N. Scottsdale Rd. Suite 1300 Tempe, AZ 85281, Attn: Investor Relations or by sending an email to investorinfo@aligntech.com.

Q:    Where can I find the voting results of the meeting?

A:    We expect to announce preliminary results at the Annual Meeting. The final results will be published in a Current Report on Form 8-K, which we expect to file with the SEC by May 24, 2022.

Q:    What if multiple stockholders share the same address?

A:     To reduce expenses, we are delivering a single copy of the Notice and, if applicable, the proxy materials to certain stockholders who share a single address, unless otherwise requested by one of the stockholders. A separate proxy card is included in the voting materials for each of these stockholders. To receive a separate copy of the Notice and, if applicable, the proxy materials you may contact us by calling (408) 470-1000 or by writing to us at Align Technology, Inc., 410 N. Scottsdale Rd. Suite 1300 Tempe, AZ 85281, Attn:  Investor Relations. You may also contact us by calling or writing if you would like to receive separate materials for future annual meetings.

Q:    Is there any information that I should know regarding future annual meetings?

A:    Stockholder proposals, including a proposal to nominate a person for election to our Board at an annual meeting, that timely satisfy the conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials may be included in our proxy statement for an annual meeting. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders, we must have received the proposal at our principal executive offices, addressed to the Corporate Secretary, no later than December 6, 2022. A stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before the 2023 Annual Meeting so long as we received information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Corporate Secretary at our principal executive offices, not later than February 17, 2023, nor earlier than January 18, 2023.

OTHER MATTERS
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend or, if the Board has not provided a recommendation, in accordance with their own judgment.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF
ALIGN TECHNOLOGY, INC.

April 5, 2022

A. Proposals – The Board of Directors recommends you vote FOR all nominees listed in Proposal 1 and FOR proposals 2 and 3.

1. ELECTION OF DIRECTORS

	FOR	AGAINST	ABSTAIN
01 Kevin J. Dallas	☐	☐	☐
02 Joseph M. Hogan	☐	☐	☐
03 Joseph Lacob	☐	☐	☐
04 C. Raymond Larkin, Jr.	☐	☐	☐
05 George J. Morrow	☐	☐	☐
06 Anne M. Myong	☐	☐	☐
07 Andrea L. Saia	☐	☐	☐
08 Greg J. Santora	☐	☐	☐
09 Susan E. Siegel	☐	☐	☐
10 Warren S. Thaler	☐	☐	☐

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Align Technology, Inc.'s independent registered public accountants for the fiscal year ending December 31, 2022.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. ADVISORY VOTE ON NAMED EXECUTIVES COMPENSATION
Consider an Advisory Vote to Approve the Compensation of our Named Executive Officers.

☐ FOR ☐ AGAINST ☐ ABSTAIN

B. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Date ______________________________

Signature ______________________________

Signature ______________________________
(Joint Owners)

Please sign exactly as your name(s) appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box) ☐

Please indicate if you plan to attend this meeting ☐

VIRTUAL CONTROL NUMBER

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET
Vote Your Proxy on the Internet:
Go to www.AALvote.com/ALGN

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE
Vote Your Proxy by Phone:
Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL
Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.